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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Reliance Steel & Aluminum Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RELIANCE
STEEL & ALUMINUM CO.

RELIANCE
STEEL & ALUMINUM
CO

2020 Notice of Meeting and Proxy Statement

350 South Grand Avenue, Suite 5100
Los Angeles, California 90071
(213) 687-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND PLACE	RECORD DATE

May 20, 2020 4:00 p.m. PDT Time Electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2020
Only stockholders of record at the close of business on March 31, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of these stockholders is available at the offices of the Company in Los Angeles, California.

ITEMS OF BUSINESS

1	To elect the ten directors nominated by our Board of Directors to hold office until our next annual meeting and until his or her successor is elected and qualified.
2	To consider a non-binding, advisory vote to approve the compensation of the Company's named executive officers.
3	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2020.
4
To approve the amendment and restatement of the Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan to, in part, increase the number of shares available for issuance under the plan by 1,500,000.
5	To approve an amendment to the Reliance Steel & Aluminum Co. Directors Equity Plan to, in part, extend the duration of the plan for ten years.
6	To consider a stockholder proposal regarding changes to the Company's proxy access bylaw, if properly presented at the Annual Meeting.
7	To transact such other business, if any, as properly comes before the meeting or any adjournment thereof.

    These items of business are more fully described in the accompanying proxy statement.

PROXY VOTING

INTERNET Visit the website noted on your proxy card to vote online.	BY TELEPHONE Use the toll-free telephone number on your proxy card to vote by telephone.	BY MAIL Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location, and to support the health and well-being of our employees and stockholders due to the emerging public health impact of the coronavirus outbreak (COVID-19). We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/RS2020. An audio recording of the Annual Meeting will be available on the Investors section of our website after the meeting.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented, and we hope you will vote as soon as possible.

To make it easier, you may vote on the Internet or by telephone. The instructions attached to this Notice describe how to use these convenient services. Even if you give your proxy, you have the right to vote electronically if you participate in the Annual Meeting.

By Order of the Board of Directors,

William A. Smith II
Los Angeles, California	Senior Vice President, General Counsel
April 9, 2020	and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

THIS PROXY STATEMENT, OUR ANNUAL REPORT TO STOCKHOLDERS, OUR 2019 ANNUAL REPORT ON FORM 10-K AND A PROXY FORM FOR VOTING ARE AVAILABLE ONLINE AT WWW.PROXYVOTE.COM BY USING THE 12-DIGIT CONTROL NUMBER PROVIDED TO YOU.

PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2019. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

TIME AND PLACE	RECORD DATE

May 20, 2020 4:00 p.m. PDT Time Live webcast accessible at www.virtualshareholdermeeting.com/RS2020
Only stockholders of record at the close of business on March 31, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of these stockholders is available at the offices of the Company in Los Angeles, California.

PROXY VOTING

INTERNET Visit the website noted on your proxy card to vote online.	BY TELEPHONE Use the toll-free telephone number on your proxy card to vote by telephone.	BY MAIL Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

VOTING MATTERS

PROPOSAL		VOTING RECOMMENDATION	PAGE

1	To elect ten directors nominated by the Board of Directors to serve until the 2021 annual meeting of stockholders and until their successors have been duly elected and qualified.	FOR each nominee	16
2	To consider a non-binding, advisory vote to approve the compensation of the Company's named executive officers.	FOR	17
3	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2020.	FOR	18
4	To approve the amendment and restatement of the Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan.	FOR	20
5	To approve an amendment to the Reliance Steel & Aluminum Co. Directors Equity Plan.	FOR	30
6	To consider a stockholder proposal regarding changes to the Company's proxy access bylaw, if properly presented at the Annual Meeting.	AGAINST	35
7	To transact such other business, if any, as properly comes before the meeting or any adjournment thereof.

RELIANCE STEEL & ALUMINUM CO.    1

PROXY SUMMARY

VOTING AND PARTICIPATION AT THE MEETING:

Stockholders of record as of the close of business on the record date are entitled to vote. A list of these stockholders is available at the offices of the Company in Los Angeles, California. Each share of common stock is entitled to one vote on each matter to be voted on. Voting may be done over the Internet, by telephone, by completing and mailing the proxy card, or electronically at the Annual Meeting. Additional information including information about voting by beneficial holders who hold shares through a bank, broker or financial institution is provided under "Voting Information" on page 13 and "Information Concerning Our Common Stock" on page 15.

We hope you will participate in the meeting by accessing our live webcast. If you do, you will need the 16-digit control number included on your proxy card, on your Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials. If you are a beneficial holder, you may also vote electronically at the meeting but only if you have obtained a legal proxy from your bank, broker or financial institution.

VIRTUAL STOCKHOLDER MEETING

We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location, and to support the health and well-being of our employees and stockholders due to the emerging public health impact of the coronavirus outbreak (COVID-19). We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/RS2020. An audio recording of the Annual Meeting will be available on the Investors section of our website after the meeting.

2    2020 PROXY STATEMENT

PROXY SUMMARY

PROXY STATEMENT

Your vote is very important. Reliance's Board of Directors is requesting that you allow your common stock to be represented and voted at the Annual Meeting by the Company's officers (proxies) named on the proxy card. The proxy statement is first being sent and made available to our stockholders on or about April 9, 2020.

Business Highlights

Gross Profit	Gross Profit Margin	Pretax Income
$3.33B	30.3%	$929.3M
increased $47.9 million, or 1.5%, from 2018.	increased 190 basis points from 2018.	increased $78.7 million, or 9.3%, from 2018.

Net Income	Earnings Per Diluted Share	Cash Flow From Operations
$701.5M	$10.34	$1.30B
increased $67.8 million, or 10.7%, from 2018.	compared to $8.75 in 2018.	compared to $664.6 million in 2018.

RELIANCE STEEL & ALUMINUM CO.    3

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS(see page 78)

HIGHLIGHTS OF CORPORATE GOVERNANCE

All directors are elected annually by majority of votes cast.	Our stockholders have the right to act by written consent.
The Company has an independent, non-executive Chairman of the Board.	Special meetings may be called by stockholders holding shares entitled to cast not less than 10% in voting power of our outstanding stock.
80% of our directors are independent.	Our Bylaws provide our stockholders with a meaningful proxy access right.
30% of our directors are women.	Board oversight in executive succession planning.
All of our standing committees of the Board consist solely of independent directors.	No super-majority voting requirements to approve mergers or other business combinations.
Independent directors meet regularly in executive sessions.	No stockholder rights plan or poison pill.
Director retirement policy (age 75).	Reliance has adopted a Code of Conduct that applies to all directors, executive officers and senior management.
More than 90% Board and committee meeting attendance in 2019.	Annual Board and committee self-evaluations.
Stock ownership and retention requirements applicable to all directors and officers.	Clawback and recoupment policies.
Prohibition of speculative and hedging transactions by all employees and directors.

4    2020 PROXY STATEMENT

PROXY SUMMARY

KEY EXECUTIVE COMPENSATION PRACTICES

	WHAT WE DO AND DON'T DO	See Pages
	Strong pay-for-performance compensation structure with approximately 75% of our Chief Executive Officer ("CEO") and 65% of our other NEOs' target total direct compensation tied to performance metrics.	51 & 58
We align executive compensation with the interests of our stockholders	Target total direct compensation of our NEOs designed to approximate the market median of our executive compensation peer group when targeted performance levels are achieved.	55
	Performance-based equity awards represented 80% of our CEO and CFO's equity awards and 60% of our other NEOs' equity awards.	61
	Clawback policy for cash and equity compensation.	67
	Stock ownership and retention requirements applicable to all directors and corporate officers, including our NEOs.	67 & 84

Our executive compensation	Double trigger provisions for accelerated vesting of restricted stock units upon a change in control.	67
program is designed to reward the Company's executive officers	All NEO performance-based equity awards are tied to a three-year performance target.	53
for strong operational and financial performance and to avoid excessive risk taking	Broad and deep distribution of equity awards throughout management while managing the dilutive impact and expense associated with those awards.	63

	Limited perquisites.	65
	Annual stockholder advisory vote to approve named executive officer compensation.	17
	Independent compensation committee.	59
	Independent, non-executive Chairman of the Board enhances the effectiveness of the Board's oversight and governance and compensation practices.	83
	All variable compensation plans have caps on plan formulas; no unlimited compensation.	n/a
	No employment agreements, severance agreements, change in control/golden parachute agreements or other similar agreements with any executive officer.	65
	No repricing or replacement of stock options.	n/a
We adhere to executive compensation best practices	No tax gross-ups for perquisites, change in control excise taxes or otherwise.	n/a
	No dividends on unvested restricted stock units. Dividends accrue and are paid only upon vesting subsequent to achievement of the applicable performance criteria.	n/a
	No hedging of Reliance common stock by directors, officers and employees subject to the quarterly trading blackout under our Insider Trading and Securities Compliance Policy.	67
	No pledging of Reliance securities by directors, officers and employees subject to the quarterly trading blackout under our Insider Trading and Securities Compliance Policy.	68
	No incentive plan design or feature which would encourage excessive risk-taking.	n/a
	No share recycling.	n/a

RELIANCE STEEL & ALUMINUM CO.    5

PROXY SUMMARY

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Corporate responsibility and sustainability are integral to Reliance's business strategy and our commitment to be a responsible corporate citizen. Our commitment to corporate responsibility and sustainability is highlighted in our six core values—People, Diversity, Integrity, Leadership, Service and Partnerships. We have always focused on delivering strong financial results and returns to our stockholders, and we remain committed to doing so in a way that respects the communities in which we operate.

Set forth below are some highlights of our corporate responsibility initiatives. You can find additional details about these and other related programs on our website at https://www.rsac.com/environmental-social-and-governance. (The information on the Company's website is not part of this proxy statement and is not soliciting material.)

6    2020 PROXY STATEMENT

PROXY SUMMARY

PEOPLE AND DIVERSITY
Safety is our top priority and an important element of our day-to-day operational focus.
In 2017, Reliance launched the SMART Safety program which focuses on embedding our culture of safety across all of our operations.
We strive to have zero fatalities and no life-threatening or life-altering injuries and illnesses. Our executive team supports a safety management system that includes policies, standard practices and goals at our facilities, including:
Worker Safety	• conducting regular safety assessments;
• monitoring best practices and compliance with regulatory requirements;
• training our employees to improve safety practices;
• integrating video-based safety programs into substantially all Company owned trucks;
• including safety performance in compensation decisions; and
• maintaining emergency preparedness and response plans.
Our focus on safety resulted in our incident rate improving 10% year-over-year in 2019. Lowering our incident rate means fewer people were injured and fewer lives were impacted.

To help attract and retain the best employees, we offer competitive compensation and benefits, including health and wellness benefits (i.e., medical, dental and vision coverage), and financial benefits (i.e., 401(k) Plan employer match).
Employee Wellness	As part of our comprehensive benefits offering, we provide eligible employees with on-site health screenings and personalized wellness coaching. This one-on-one program integrates phone and mail-based communications and is designed to target specific goals around nutrition, exercise, and heart health.

We believe that superior Company performance requires contributions from a variety of employee experiences, backgrounds, and characteristics.
Women comprise 30% of our directors and serve in key leadership roles at the Company, including: Senior Executive Vice President and Chief Financial Officer; Vice President, Corporate Initiatives; Vice President, Chief Information Officer; and Vice President, Tax.
Diversity	Two of the last three new independent directors elected to the Board are women.
Our commitment to diversity and inclusion is also reinforced by the Code of Conduct, which forbids employment discrimination or harassment based on race, color, sex (including pregnancy, childbirth, and related medical conditions), national origin, religion, age, disability, genetic information, veteran status, sexual orientation, marital status, or any other characteristic protected by applicable law.

RELIANCE STEEL & ALUMINUM CO.    7

PROXY SUMMARY

INTEGRITY AND LEADERSHIP
Our Company-wide ethics and compliance program is designed to ensure that integrity guides our business every day, and in every decision we make.
Ethics	Our entire workforce is required to adhere to our ethics policies and procedures, and to comply with all applicable laws and regulations.

The Reliance Code of Conduct and our Anti-Bribery and Anti-Corruption Policy apply to all Company directors, officers, and employees.
Our Code of Conduct and related policies set forth expectations regarding how we conduct business worldwide.
Code of Conduct and Related Policies Promoting Ethical Behavior	All employees undergo training about compliance with our Code of Conduct and other policies.
We maintain a confidential hotline and website to allow persons to report, without fear of retaliation, any inappropriate acts or omissions relating to our policies and practices.
The Reliance Policy on U.S. Political Activity and Spending Practices requires that all political contributions, payments or other support to U.S. political parties, committees or candidates from corporate funds must be made in accordance with campaign finance laws and approved in writing by the Company's General Counsel.

We are committed to mitigating the impact that our products and operations may have on the environment.
As a processor of metal products, we believe our energy use is significantly less than that of metals producers.
Our operations involve steel and aluminum, which are inherently sustainable products, as they (i) are some of the most commonly-recycled materials in the United States and (ii) can be 100% recycled without loss of quality.
Environment and Sustainability	We purchase significant volumes of metal produced in electric arc furnaces that consume recycled material.
In 2019, we reintroduced over 459 million pounds of recycled scrap material into the manufacturing life cycle.
The majority of our trucking fleet utilizes late model energy-efficient diesel tractors that consume less fuel and reduce emissions.
We use propane fuel to operate our forklifts.

8    2020 PROXY STATEMENT

PROXY SUMMARY

SERVICE AND PARTNERSHIPS
Reliance is committed to investing in and enriching the communities in which we live and work.
Giving back to those in need and enriching people's lives is a deep-rooted philosophy imbued in our corporate culture that extends to our employees around the world, including by:
• supporting local charities by matching the fundraising efforts of our subsidiaries and divisions;
Community Service

•

acting as a corporate sponsor of the September 11 National Day of Service and Remembrance in which over 235 Reliance employees volunteered across five cities to assemble non-perishable meals for people who are food insecure; and

• supporting a non-profit organization that provides veterans and transitioning armed services members with advanced manufacturing training.

Our dedication to each and every member of our Family of Companies is the foundation for "Reliance Cares," our emergency assistance fund dedicated to supporting employees impacted by natural disasters. Through employee funded contributions, matched dollar-for-dollar by Reliance, we have been able to provide over 200 grants to employees since the inception of Reliance Cares in 2017.

RELIANCE STEEL & ALUMINUM CO.    9

PROXY SUMMARY

BOARD NOMINEES (see page 16)

Committee Memberships

Name and Occupation	Independent	Audit	Compensation	Nominating Governance	Other Public Company Boards

SARAH J. ANDERSON Retired Partner, Ernst & Young LLP					American States Water Company

LISA L. BALDWIN Chief Information Officer, Tiffany & Co.

KAREN W. COLONIAS President and Chief Executive Officer, Simpson Manufacturing Co., Inc.					Simpson Manufacturing Co., Inc.

JOHN G. FIGUEROA Chairman and Chief Executive Officer, Carepathrx

DAVID H. HANNAH Retired Chairman and Chief Executive Officer, Reliance Steel & Aluminum Co.					Boise Cascade Company

JAMES D. HOFFMAN President and Chief Executive Officer, Reliance Steel & Aluminum Co.

MARK V. KAMINSKI* Executive Chairman, Graniterock

ROBERT A. MCEVOY Retired Managing Director, Goldman Sachs

ANDREW G. SHARKEY, III Former President and Chief Executive Officer, American Iron and Steel Institute

DOUGLAS W. STOTLAR Former President and Chief Executive Officer, Con-Way, Inc.					LSC Communications, Inc. and AECOM

  Member       Chair        * Non-executive Chairman of the Board of Directors

10    2020 PROXY STATEMENT

PROXY SUMMARY

VOTING MATTERS AND RECOMMENDATIONS

Proposal		Board Recommendation	Page
	ELECTION OF DIRECTORS:
1	The Board and the Nominating and Governance Committee believe that the combination of the various qualifications, skills and experiences of the director nominees will contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications and diversity to provide effective oversight of and quality advice and counsel to the Company's management.	FOR the election of all named nominees	16

	ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS:
2	We manage our business with the long-term objective of creating and maximizing value for our stockholders. Our pay-for-performance philosophy is aligned with and supports this objective. We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.	FOR	17

	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:
3	The Audit Committee selected KPMG LLP to serve as the Company's independent registered public accounting firm for 2020. KPMG LLP has served in this role since 2008. Stockholders will be asked to ratify and approve this selection at the Annual Meeting.	FOR	18

	AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN:
4	We are asking our stockholders to approve the amendment and restatement of the Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan (the "Amended Plan"). If approved by stockholders, the Amended Plan will, in part, increase the number of shares authorized for issuance under the plan by 1,500,000 shares.	FOR	20

	AMENDMENT TO THE RELIANCE STEEL & ALUMINUM CO. DIRECTORS EQUITY PLAN:
5	We are asking our stockholders to approve an amendment to the Reliance Steel & Aluminum Co. Directors Equity Plan (the "Amended Directors Plan"). If approved by stockholders, the term of the Amended Directors Plan will be extended for ten years until December 31, 2030.	FOR	30

	STOCKHOLDER PROPOSAL REGARDING CHANGES TO THE COMPANY'S PROXY ACCESS BYLAW:
6	You are being asked to consider a stockholder proposal requesting that the Board amend the Company's proxy access bylaw to allow an unlimited number of stockholders to aggregate their shares to meet the stockholder ownership threshold.	AGAINST	35

RELIANCE STEEL & ALUMINUM CO.    11

VIRTUAL STOCKHOLDER MEETING

This year's Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted online via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on March 31, 2020 or if you hold a valid proxy for the Annual Meeting.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RS2020. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through the Reliance Steel & Aluminum Co. Master 401(k) Plan and the Precision Strip Retirement and Savings Plan, which must be voted at least three business days prior to the meeting).

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, on your Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 4:00 p.m., Pacific Daylight Time on May 20, 2020. Online access will begin at 3:45 p.m. Pacific Daylight Time, and we encourage you to access the meeting prior to the start time.

We will also make the Annual Meeting accessible to anyone who is interested, including employees and other constituents, by visiting the same link at www.virtualshareholdermeeting.com/RS2020. Non-stockholder guests will not be permitted to vote or submit questions at the Annual Meeting.

Submitting questions at the Annual Meeting

You can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our senior leadership will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chairman (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. We also reserve the right to edit or reject questions we deem profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/RS2020.

If you have technical difficulties or trouble accessing the virtual meeting

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

12    2020 PROXY STATEMENT

VOTING INFORMATION

We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting.

The Board of Directors selected Karla R. Lewis, our Senior Executive Vice President and Chief Financial Officer, and William A. Smith II, our Senior Vice President, General Counsel and Corporate Secretary, or their designees, to be named as proxyholders to vote the shares of common stock represented by the proxies at the Annual Meeting. Reliance will pay the cost to solicit the proxies. The Board of Directors will solicit proxies by mail, by telephone, and electronically via the Internet. In addition, certain of our officers and agents may solicit proxies by telephone, email and personal interview (the cost of which will be nominal). We expect that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners and obtain authorizations to execute proxies. We will reimburse the reasonable out-of-pocket expenses they incur to forward our proxy materials. We have retained D.F. King & Co., Inc. ("D.F. King") to assist in the distribution and solicitation of proxies. Based on our agreement with D.F. King, we anticipate paying fees of approximately $10,000, plus-out-of-pocket expenses, for these services. Your bank, broker or financial institution is not able to vote on your behalf for the election of directors or on any compensation or incentive award plan matter unless you provide specific instructions by completing and returning a proxy or voting instruction form or by following instructions provided to you by your bank, broker or financial institution to vote your shares which often include instructions on how to vote your shares via telephone or the Internet. Voting your shares is important to ensure that you have a say in the governance of our Company.

We intend only the six matters described in this proxy statement to be presented at the Annual Meeting. However, we may also transact any other business that properly comes before the meeting or any adjournments thereof.

Unless you instruct us otherwise on the proxy, each proxy will be voted FOR the election of all of the nominees named herein as directors, FOR the approval of the compensation of the Company's named executive officers, FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2020, FOR the amendment and restatement of the Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan, FOR the amendment to the Reliance Steel & Aluminum Co. Directors Equity Plan, and AGAINST the stockholder proposal requiring the Company to amend its proxy access bylaw.

We intend to make this proxy statement and accompanying material available to each stockholder on the Internet beginning on or about April 9, 2020. An annual report, including a letter to the stockholders from the President and Chief Executive Officer and the Senior Executive Vice President and Chief Financial Officer, and an Annual Report on Form 10-K, also will be available electronically. Some stockholders will receive these materials by mail and other stockholders may request copies of these materials at no cost. The annual report and stockholder letter are not incorporated in, and are not a part of, this proxy statement and do not constitute proxy-soliciting material.

If you are a stockholder of record and execute a proxy or submit a proxy via the Internet or telephone, the proxy may be revoked at any time before it is voted:

  •
  by filing with our Corporate Secretary either an instrument revoking the proxy or a proxy bearing a later date, duly executed in either case; or
  •
  by voting electronically at the meeting. Any written instrument or later dated proxy should be sent or delivered to the Corporate Secretary at the address shown on the first page above and must be received prior to the Annual Meeting.

RELIANCE STEEL & ALUMINUM CO.    13

VOTING INFORMATION

In addition, prior to the deadline for Internet or telephone voting, you may change your vote using the Internet or telephone method, in which case only your latest Internet or telephone proxy submitted before the deadline will be counted.

If you hold your shares through a broker, bank, financial institution, or other nominee, then you are a beneficial holder, and you may change your vote by complying with the procedures contained in the voting instructions provided to you by your broker, bank, financial institution or other nominee.

Even if you currently plan to participate in the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to participate at the Annual Meeting. If you submit your vote by proxy and later decide to vote electronically at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

The presence in person electronically or by proxy of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., in "street name") does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees only have discretionary voting power with respect to the ballot item on the ratification of our independent registered public accounting firm.

14    2020 PROXY STATEMENT

INFORMATION CONCERNING OUR COMMON STOCK

Our only voting securities are shares of common stock, par value $0.001 per share. As of the record date of March 31, 2020, we had a total of 63,640,761 shares of common stock issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on our books at the close of business on the record date will be entitled to vote at the Annual Meeting.

Each nominee for election as a director at the Annual Meeting will only be elected if the votes cast "FOR" such nominee exceed the number of votes cast "AGAINST" such nominee, with abstentions and broker non-votes not counted as either votes "FOR" or "AGAINST" that nominee's election. As required by the Company's Bylaws, in the event that an incumbent director fails to receive a majority of votes cast in an uncontested election, such incumbent director is required to submit his or her resignation to the Board of Directors within ten calendar days of the date of the certification of the election results. Pursuant to the procedures set forth in the Bylaws, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors within ten calendar days as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will then act on the resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, and the Company will publicly disclose such decision by the Board of Directors with respect to the director nominee. Each of the Nominating and Corporate Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors and other information that they consider appropriate and relevant. A director who tenders his or her resignation is not permitted to participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

The affirmative vote of a majority of votes present in person electronically or by proxy and entitled to vote on the matter is required to (i) approve, on a non-binding advisory basis, the compensation of the named executive officers; (ii) ratify the engagement of KPMG LLP as our independent registered public accounting firm for 2020; (iii) approve the amendment and restatement of the Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan; (iv) approve the amendment to the Reliance Steel & Aluminum Co. Directors Equity Plan; and (v) approve the stockholder proposal to amend our proxy access bylaw. Accordingly, abstentions will count as votes "AGAINST" such proposals.

Broker non-votes will have no effect on Proposal Numbers 1, 2, 4, 5 and 6. Because the ratification of the appointment of KPMG LLP (Proposal No. 3) is considered a "routine" proposal, a broker holding shares as the nominee for a beneficial owner may vote for the proposal without voting instructions and, accordingly, we do not expect there to be any broker non-votes on Proposal No. 3.

RELIANCE STEEL & ALUMINUM CO.    15

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR.

The Board proposes that ten directors, eight of whom are independent, be elected to hold office until the 2021 Annual Meeting of Stockholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. Messrs. Hoffman and Hannah are not considered independent directors because Mr. Hoffman is currently our Chief Executive Officer and Mr. Hannah was an executive officer until August 2016.

The experience, qualifications, attributes and skills that led the Board and the Nominating and Corporate Governance Committee to conclude that each of the ten nominees should serve as a director of Reliance are set forth in the below table. For additional information regarding each nominee, see "Board of Directors and Management" beginning on page 38.

	Sarah J. Anderson	Lisa L. Baldwin	Karen W. Colonias	John G. Figueroa	David H. Hannah	James D. Hoffman	Mark V. Kaminski	Robert A. McEvoy	Andrew G. Sharkey, III	Douglas W. Stotlar

Senior leadership experience
Accounting/financial experience
Public company board experience
Operational management
Capital markets/banking
Mergers and Acquisitions
Information Technology/Cybersecurity
Military Veteran

The election of directors at the Annual Meeting will be uncontested. Accordingly, a majority of the votes cast is required for the election of directors at the 2020 Annual Meeting. Neither Reliance nor your bank, broker or financial institution is able to vote on your behalf for the election of directors unless you provide specific instructions by completing and returning a proxy or voting instruction form or you follow instructions provided to you by your bank, broker or financial institution, which often include instructions on how to vote your shares via telephone or the Internet.

We expect each nominee for election as a director will serve if elected. If any nominee is not able to serve, proxies may be voted by the proxyholders for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

Certain information with respect to each nominee is set forth in "Board of Directors and Management" below. See page 38.

16    2020 PROXY STATEMENT

PROPOSAL NO. 2 - ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. It is Reliance's current policy to provide our stockholders with an opportunity to approve the compensation of our named executive officers each year at the Annual Meeting. Accordingly, we anticipate that the next such vote will occur at the 2021 Annual Meeting of Stockholders.

In voting on this proposal, the Board of Directors encourages you to consider the detailed discussion of compensation matters in the Compensation Discussion and Analysis section, or CD&A, beginning on page 50.

The Board of Directors recommends that stockholders vote FOR the following resolution:

  "RESOLVED, that the stockholders of Reliance Steel & Aluminum Co. approve, on an advisory basis, the compensation paid to Reliance Steel & Aluminum Co.'s named executive officers, as disclosed in the 2020 Proxy Statement pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the CD&A, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives and any related material."

Because your vote is advisory, it will not be binding upon the Board. However, the Board values our stockholders' opinions and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The affirmative vote of a majority of votes present in person electronically or by proxy and entitled to vote is required to approve this proposal.

Neither Reliance nor your bank, broker or financial institution is able to vote on your behalf to support the Company's executive compensation unless you provide specific instructions by completing and returning a proxy or voting instruction form or you follow instructions provided to you by your bank, broker or financial institution, which often include instructions on how to vote your shares via telephone or the Internet.

RELIANCE STEEL & ALUMINUM CO.    17

PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

KPMG LLP, our independent registered public accounting firm, billed us the fees set forth in the table below for services provided in the last two years.

Audit Fees
2019	$3,680,000
2018	$3,530,000
Audit-Related Fees
2019	$147,000
2018	$146,000
Tax Fees
2019	$11,000
2018	$13,000
All Other Fees
2019	$—
2018	$—

Audit fees relate to services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of financial statements, audit services provided in connection with statutory and regulatory filings and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-related fees are those fees for services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and not included as audit fees. Tax fees are fees and expenses for professional services rendered by KPMG LLP in connection with U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.

The Audit Committee approved all of these services in advance. The Audit Committee has adopted a Pre-Approval Policy that requires that the Audit Committee approve in advance the services to be provided, the terms of the engagement letter, and all associated fees set forth in such letter for the independent registered public accounting firm. In addition, the Audit Committee will review proposed audit, audit-related, tax and other services that management desires the independent registered public accounting firm to perform to ensure that such services and the proposed fees related to the services will not impair the independent registered public accounting firm's independence and that such services and fees are consistent with the rules established by the Securities and Exchange Commission ("SEC"). Each quarter, the Chief Financial Officer of the Company reports to the Audit Committee which services, if any, were performed and the amount of any fees that were incurred. The Audit Committee has delegated to the Chair of the Audit Committee the authority to add to, amend or modify the list of services to be provided or the amount of fees to be paid; provided that the Chair will report any action taken to the Audit Committee at its next scheduled meeting and provided further that the fees involved are reasonably expected to be less than $100,000.

18    2020 PROXY STATEMENT

PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected KPMG LLP as the Company's independent registered public accounting firm for 2020. KPMG LLP has served as the Company's independent registered public accounting firm since 2008. The Board of Directors ratified this selection.

The Board of Directors believes there are significant benefits to having an independent registered public accounting firm with extensive history with the Company. These benefits include:

  •
  the high quality of their audit work and accounting advice, as a result of their institutional knowledge of our businesses, global operations, key risks, accounting policies, financial systems and internal control framework;

  •
  audit efficiency and effectiveness, resulting in a lower fee structure due to history and familiarity with our businesses; and

  •
  time and expense avoided by management and staff in onboarding a new independent registered public accounting firm.

At the Annual Meeting, stockholders will be asked to ratify and approve this selection. We are not required to have the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. Nevertheless we are presenting the selection of KPMG to our stockholders because we believe it is a good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but may still retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The affirmative vote of a majority of shares present in person electronically or by proxy and entitled to vote is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2020. Because the ratification of the appointment of KPMG LLP is considered a "routine" proposal, a bank, broker or financial institution holding shares as the nominee for a beneficial owner may vote for the proposal without voting instructions and, accordingly, we do not expect there to be any broker non-votes on this proposal.

RELIANCE STEEL & ALUMINUM CO.    19

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN.

On March 24, 2020, upon the recommendation of our Compensation Committee, our Board unanimously approved an amendment and restatement of the Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan (as proposed to be amended, the "Amended Plan"), subject to approval by our stockholders at the Annual Meeting. If approved by stockholders, the Amended Plan will effect the following changes:

  •
  increase the number of shares of our common stock authorized for issuance under the plan by 1,500,000 shares;

  •
  add minimum vesting provisions, subject to certain terms and conditions described in more detail herein;

  •
  formalize our existing policy that dividends and dividend equivalents will be paid if and only to the extent that the underlying award (whether subject to service-based or performance-based vesting) vests; and

  •
  eliminate discretion of the Compensation Committee to accelerate the vesting of any award, other than in the cases of death and disability or a change in control.

In addition, the Amended Plan contains other non-substantive and conforming changes.

The Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan (the "Existing Plan") was originally approved by our stockholders on May 20, 2015. The Existing Plan reserved for issuance up to 10,000,000 shares of our common stock, of which 371,139 shares are remaining for issuance as of the date of this Proxy Statement. The Existing Plan is the Company's only compensation plan under which equity-based awards may be made to employees.

We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees. We are also proposing several other changes to the Existing Plan, described further herein, that we believe provide important stockholder protections and constitute good corporate governance practices.

PURPOSE AND BACKGROUND

The primary goal of the Amended Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees, as well as to make certain other changes that we believe are important stockholder protections and constitute good corporate governance practices.

If stockholders do not approve the Amended Plan, the shares available for future awards under the Existing Plan will soon be exhausted, in which case we will be unable to issue equity-based awards and

20    2020 PROXY STATEMENT

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

solely reliant on cash awards for employees. An inability to grant equity-based awards would have significant negative consequences to us and our stockholders including the following:

  •
  Inhibit Pay for Performance and Alignment with Stockholders.  A key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards, which we believe aligns employee and stockholder interests and drives long-term value creation.

  •
  Result in Increased Cash Compensation.  In order to attract and retain qualified personnel, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.

IMPORTANT FEATURES OF THE AMENDED PLAN

The Amended Plan includes several features designed to protect stockholder interests and to reflect our compensation philosophy:

  •
  minimum vesting provisions that provide awards must be subject to a minimum one-year vesting period, except with respect to a maximum of five percent (5%) of the remaining shares granted with respect to any award under the Amended Plan in the aggregate (a maximum of 75,000 shares), and subject to certain other terms and conditions described in more detail herein;

  •
  no discretion of the Compensation Committee to accelerate (in whole or in part) the vesting of any award prior to its scheduled vesting date, other than in the cases of death and disability or a change in control;

  •
  no grants of below-market stock options or stock appreciation rights ("SARs");

  •
  no repricing of any stock option or SAR (whether through a reduction of the applicable exercise price per share or the cancellation and substitution of such an award with cash or another award);

  •
  annual limits on the number of shares and dollar amounts of awards that may be granted to an individual in any one calendar year;

  •
  all awards are subject to clawback pursuant to Company policy;

  •
  no dividends or dividends equivalents paid on restricted stock awards or other applicable awards (including restricted stock units) except and to the extent that such awards (whether service-based or performance-based) to which such dividend or dividend equivalent relate vest, and, if applicable (including as to restricted stock units), only as and when the shares underlying such awards are paid;

  •
  no dividend equivalents with respect to stock options and SARs;

  •
  no "evergreen" provision (i.e., no automatic increase in the number of shares available under the plan). Stockholder approval is required for any increase in the number of shares;

  •
  50% acquisition and completion of the transaction in order to trigger a change in control; and

  •
  limits on the manner in which shares may be added back to the share reserve.

SHARES SUBJECT TO THE AMENDED PLAN

  •
  The total number of shares reserved for issuance under the Existing Plan is 10,000,000 shares of our common stock. Our stockholders initially approved the reservation of the 10,000,000 shares in 2006 in connection with the approval of the Reliance Steel & Aluminum Co. Amended and

RELIANCE STEEL & ALUMINUM CO.    21

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

    Restated Stock Option and Restricted Stock Plan which was amended and restated in 2015 by the Existing Plan.

  •
  As of the date of this proxy statement, there were 371,139 remaining total shares of common stock available for issuance under the Existing Plan and 1,598,535 shares of our common stock were subject to outstanding awards under the Existing Plan. As of April 8, 2020, the closing price of a share of our common stock was $87.71.

  •
  If approved by stockholders, 1,500,000 additional shares would be made available for issuance under the Amended Plan.

  •
  With respect to the equity awards granted in March 2020:

  •
  performance-based equity awards represented 80% of our CEO and CFO's equity awards and 60% of our other NEOs' equity awards;

  •
  545 employees received a portion of their annual compensation in the form of equity-based awards; and

  •
  approximately 66% of the total grant date fair value was granted to employees who are not named executive officers.

SHARE USAGE AND DILUTION

  •
  Our average share usage rate over the three years ended December 31, 2019 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) was approximately 0.7%.

  •
  The potential dilution (calculated as defined below) resulting from issuing all of the 1,500,000 additional shares authorized under the Amended Plan, plus the 370,284 shares that remain available for grant as of March 31, 2020, and taking into account outstanding awards, would be 5.2% on a fully-diluted basis.

The following table provides detail regarding the potential dilution resulting from the Amended Plan as of the record date, March 31, 2020:

Number of securities remaining available for issuance under the Existing Plan as of March 31, 2020 (#)	Number of additional shares requested to be made available for grant under the Amended Plan (#)	Shares of common stock outstanding as of March 31, 2020 (#)	Dilution (%)(1)
1,969,674	1,500,000	63,640,761	5.2%

(1)
Dilution is calculated by dividing (a) the sum of (1) the number of securities to be issued upon vesting of all outstanding RSUs, (2) the 370,284 shares remaining available for grant under the Existing Plan and (3) the 1,500,000 additional shares requested to be made available for grant if this proposal is approved by stockholders by (b) the sum of (1), (2) and (3) above and the number of shares of common stock outstanding as of March 31, 2020.

NEW PLAN BENEFITS AND HISTORICAL GRANT INFORMATION

No awards have been granted or promised with respect to the additional 1,500,000 shares requested. Grants of awards under the Amended Plan are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended Plan. Certain tables below under the general heading "Executive Compensation," including the Summary Compensation Table, Grants of Plan-Based Awards table, Option Exercises and

22    2020 PROXY STATEMENT

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

Stock Vesting table, and Outstanding Equity Awards at Fiscal Year-End table set forth information with respect to prior awards granted to our individual named executive officers under the Existing Plan.

The following table shows, for each of the named executive officers and the various groups indicated, the number of restricted stock unit awards granted under the Existing Plan as of March 31, 2020:

Name and Principal Position	Performance-Based Restricted Stock Unit Awards	Service-Based Restricted Stock Unit Awards
James D. Hoffman President; Chief Executive Officer	69,557	17,389
Karla R. Lewis Senior Executive Vice President; Chief Financial Officer	36,710	9,178
William K. Sales, Jr. Executive Vice President; Operations	11,013	7,342
Stephen P. Koch Senior Vice President, Operations	9,854	6,569
Michael P. Shanley Senior Vice President, Operations	9,854	6,569
All executive officers as a group (7 persons)	156,189	59,847
Each associate of any such executive officer	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not named executive officers, as a group (540 persons)	73,415	283,097

SUMMARY OF MATERIAL TERMS OF THE AMENDED PLAN

The Amended Plan is intended to promote the interests of the Company and its stockholders by providing eligible employees with incentives and rewards to encourage them to continue in the service of the Company or its affiliates. The Amended Plan is designed to serve this goal by providing such individuals with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. Our Board believes our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance stockholder value.

RELIANCE STEEL & ALUMINUM CO.    23

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

The following summary of the material terms of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached hereto as Annex A.

Administration

Consistent with prior practice, the Amended Plan will be administered by the Compensation Committee. To the extent necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and with respect to certain historical awards that are intended to qualify as "performance-based compensation" under Section 162(m) prior to the amendments resulting from the Tax Cuts and Jobs Act of 2017 ("Tax Cuts and Jobs Act"), the Compensation Committee will take all action with respect to such awards and will consist solely of two or more non-employee directors of the Company, each of whom is an "outside director" within the meaning of Section 162(m) and a "non-employee director" within the meaning of the rules under Section 16 of the Exchange Act. In addition, to the extent required by applicable law, each member of the Compensation Committee shall be an "independent director" under the rules of the NYSE (or other principal securities market on which shares of our common stock are traded). The Compensation Committee may delegate to a committee of one or more members of our Board or one or more of our officers the authority to grant or amend awards to participants other than (i) our senior executives who are subject to Section 16 of the Exchange Act, (ii) "covered employees" with respect to awards intended to qualify as "performance-based compensation" under Section 162(m) prior to the amendments resulting from the Tax Cuts and Jobs Act, or (iii) officers of the Company to whom the authority to grant or amend awards has been delegated, subject to restrictions imposed by the Compensation Committee from time to time, the Company's governing documents and by applicable law. The Board, Compensation Committee or delegate thereof, as applicable, are referred to herein as the "plan administrator".

Unless otherwise limited by the Board, the Compensation Committee will have the authority to administer the Amended Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards and the price and timing of awards, as well as the authority to delegate such administrative responsibilities. If the Amended Plan is approved by stockholders, the Compensation Committee will not have the power to accelerate or waive any vesting restriction, other than in the cases of death and disability or a change in control.

Eligibility

Persons eligible to participate in the Amended Plan are, as of March 31, 2020, approximately 14,500 employees of the Company and its subsidiaries, as determined by the Compensation Committee.

Size of Share Pool; Limitation on Awards and Shares Available

The total number of shares reserved for issuance under the Existing Plan is 10,000,000 shares of our common stock. If approved by stockholders, 1,500,000 additional shares would be made available for grant under the Amended Plan.

If any shares subject to an award under the Amended Plan are forfeited, expire or are settled for cash, or are converted into shares of another entity in connection with a recapitalization, merger or similar transaction, any shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or conversion, be used again for new grants under the Amended Plan. However, the following shares may not be used again for grant under the Amended Plan: (1) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an option or SAR; (2) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options.

24    2020 PROXY STATEMENT

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

Awards granted under the Amended Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the Amended Plan.

The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any calendar year is 500,000 shares and the maximum amount that may be paid under a cash award pursuant to the Amended Plan to any one participant during any calendar year period is $15 million.

Minimum Vesting Provisions

If the Amended Plan is approved by stockholders, except with respect to a maximum of five percent (5%) of the remaining shares granted with respect to any award under the Amended Plan in the aggregate (a maximum of 75,000 shares), any award that vests on the basis of a participant's continued service may not be granted with vesting conditions under which vesting is any more rapid than vesting on the one (1) year anniversary of the grant date, and any award with performance-based vesting must be granted with a performance period of at least twelve (12) months. (Certain substitute awards that the Company may assume in corporate transactions would not be subject to this provision.) The Compensation Committee may, however, provide for the earlier vesting, exercisability, and/or settlement under any award in the event of a grantee's death or disability or in connection with a change in control. The minimum vesting provisions would not apply to the payment of dividend equivalent rights settled in cash or dividend equivalent rights settled in shares that are distributed once an underlying award to which the dividend equivalent right relates becomes vested.

Awards

The Amended Plan provides for the grant of stock options, including incentive stock options ("ISOs") and nonqualified stock options ("NSOs"), SARs, restricted stock, restricted stock units ("RSUs"), dividend equivalents or other stock-based or cash-based awards. Certain awards under the Amended Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards will generally be settled in shares of our common stock.

Stock options.    Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

Restricted stock units.    RSUs are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares

RELIANCE STEEL & ALUMINUM CO.    25

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share in cash) for each vested and nonforfeited RSU.

Restricted stock.    Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights. In addition, if the Amended Plan is approved by stockholders, dividends which are paid prior to vesting shall only be paid out to the participant to the extent that the performance-based or service-based vesting conditions are subsequently satisfied and the share of restricted stock vests.

Stock appreciation rights.    SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the Amended Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the administrator.

Other stock-based or cash-based awards.    Other stock-based or cash-based awards are awards other than those enumerated in this summary that entitle the holder thereof to receive shares or cash immediately or in the future, subject to terms and conditions determined by the plan administrator. Other stock-based or cash-based awards may be linked to any one or more of the performance criteria listed below or other specific performance criteria determined by the plan administrator. Other stock-based or cash-based awards under the Amended Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the plan administrator, and may be provided as part of a bonus, deferred bonus, deferred compensation or other arrangement and/or as payment in lieu of compensation to which the holder is otherwise entitled.

Dividend equivalents.    Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited but not paid as of dividend payment dates during the period between the grant date and the date such award terminates or expires, as determined by the plan administrator. In addition, if the Amended Plan is approved by stockholders, dividend equivalents with respect to shares subject to an award, whether subject to service-based and/or performance-based vesting criteria, will only be paid to the participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the shares subject to the award vest. Dividend equivalents will not be granted with respect to stock options or SARs.

Performance awards

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals. For purposes of grants to be made under the Amended Plan, performance criteria used in setting performance goals may include, but is not limited to: (1) net earnings or losses (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation expense); (2) gross or net sales or revenue or sales or revenue growth; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit (either before or after taxes);

26    2020 PROXY STATEMENT

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

(6) cash flow (including, but not limited to, operating cash flow and free cash flow); (7) return on assets; (8) return on capital (or invested capital) and cost of capital; (9) return on stockholders' equity; (10) total stockholder return; (11) return on sales; (12) gross or net profit or operating margin; (13) operating income (including, but not limited to, growth rate of operating income or compounded annual growth rate of operating income); (14) costs, reductions in costs and cost control measures; (15) expenses including, but not limited to, expenses as a percentage of sales, reductions in expenses and other expense measures; (16) working capital, including without limitation, days sales outstanding and/or inventory turn; (17) earnings or loss per share; (18) adjusted earnings or loss per share; (19) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (20) regulatory achievements or compliance; (21) implementation or completion of critical projects, including, without limitation, acquisitions, divestitures and/or other strategic transactions; (22) market share; and (23) economic value, any of which may be measured either in absolute terms for us or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Amended Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals.

Certain Transactions

The plan administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as "equity restructurings," the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards. In the event of a change in control of the Company (as defined in the Amended Plan), to the extent that the surviving entity declines to assume or substitute outstanding awards or it is otherwise determined that awards will not be assumed or substituted, the plan administrator may cause the awards to terminate in exchange for cash, rights or other property, or become fully vested and exercisable in connection with the transaction. If an award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a change in control, the award will terminate upon the change in control. In addition, in the event that an award is assumed or substituted in connection with a change in control and the holder is terminated without cause within 12 months following the change in control, such award will become fully vested.

Foreign Participants, Clawback Provisions, Transferability, and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any clawback policy implemented by the Company to the extent set forth in such clawback policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise provided by the plan administrator. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a "market sell order" or such other consideration as it deems suitable.

RELIANCE STEEL & ALUMINUM CO.    27

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

Plan Amendment and Termination

Our Board of Directors may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended Plan or the individual award limits discussed above, reduces the price per share of any outstanding stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the Amended Plan may, without the consent of the affected participant, impair any rights or obligations under any previously-granted award, unless the award itself otherwise expressly so provides. No awards may be granted pursuant to the Amended Plan after February 24, 2025.

Material U.S. Federal Income Tax Consequence

The following is a brief description of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options.    For federal income tax purposes, if participants are granted NSOs under the Amended Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NSOs, participants will recognize ordinary income, and we will be entitled to a deduction, subject to the limitations imposed by Section 162(m) of the Code, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.    There is no taxable income to participants when participants are granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an "item of adjustment" for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option's exercise (or the date of sale, if less) will be taxed at ordinary income rates, and we will be entitled to a deduction, subject to the limitations imposed by Section 162(m) of the Code, to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

ISOs exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a NSO, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction, subject to the limitations imposed by Section 162(m) of the Code, equal to the ordinary income, if any, realized by the participant.

28    2020 PROXY STATEMENT

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE RELIANCE STEEL & ALUMINUM CO. AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

Other Awards.    The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects, with our approval, to accelerate recognition as of the date of grant); RSUs, stock-based performance awards and other types of awards are generally subject to income tax at the time of payment, vesting or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred will generally be subject to income taxation when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to the limitations imposed by Section 162(m).

Section 162(m) of the Code

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. As a result of the Tax Cuts and Jobs Act, which became effective January 1, 2018, Section 162(m) of the Code no longer provides an exception for public companies to exceed the $1 million limit on the deduction for executive compensation paid to certain executive officers when the compensation is qualified as "performance-based compensation." The changes under Section 162(m) of the Code are generally effective for taxable years beginning in 2018, but there is a grandfather rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from us, may cause the $1,000,000 deduction limitation to be exceeded in any particular year.

Section 409A of the Code

Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

RELIANCE STEEL & ALUMINUM CO.    29

PROPOSAL NO. 5 - AMENDMENT TO THE RELIANCE STEEL & ALUMINUM CO. DIRECTORS EQUITY PLAN

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE RELIANCE STEEL & ALUMINUM CO. DIRECTORS EQUITY PLAN.

On April 8, 2020, upon the recommendation of our Compensation Committee, our Board unanimously approved an amendment to the Reliance Steel & Aluminum Co. Directors Equity Plan (as proposed to be amended, the "Amended Directors Plan"), subject to approval by our stockholders at the Annual Meeting. If approved by stockholders, the term of the Amended Directors Plan will be extended for ten years until December 31, 2030.

The Reliance Steel & Aluminum Co. Directors Equity Plan (the "Existing Directors Plan") was originally approved by our stockholders on May 18, 2011. Absent approval by the stockholders, it will expire by its terms on December 31, 2020. The Existing Directors Plan reserved for issuance up to 250,000 shares of our common stock, of which 124,621 shares are remaining for issuance as of April 8, 2020. These remaining shares will continue to be available for awards during the extended term of the Amended Directors Plan. The Existing Directors Plan is the Company's only compensation plan under which equity-based awards may be made to non-employee directors. The Amended Directors Plan will also clarify that the Board can change the value of the annual award of restricted stock, which is currently $130,000, from time to time. No other changes are being proposed to the Existing Directors Plan.

PURPOSE AND BACKGROUND

The primary goal of the Amended Directors Plan is to permit the continued grant of equity awards to our non-employee directors. The plan's purpose is to provide for annual awards of shares of our common stock to all non-employee directors at the same time, to advance the interests of the Company and its stockholders by achieving a greater commonality of interests between stockholders and directors, and to enhance the Company's ability to retain and attract highly qualified non-employee directors by providing an additional incentive to such directors to continue to serve as members of the Board.

If stockholders do not approve the Amended Directors Plan, the Existing Directors Plan will expire by its terms at the end of the year, in which case, beginning in 2021, we will be unable to issue equity-based awards to, and would be reliant on cash awards for, non-employee directors. An inability to grant equity-based awards would have significant negative consequences to us and our stockholders including the following:

  •
  Inhibit Alignment with Stockholders.  A key element of our director compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards, which we believe aligns non-employee director and stockholder interests and drives long-term value creation.

  •
  Result in Increased Cash Compensation.  In order to attract and retain qualified non-employee directors, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.

The terms of the Amended Directors Plan will remain the same as those of the Existing Directors Plan except for the expiration date and the clarification that the Board can change the value of the annual

30    2020 PROXY STATEMENT

PROPOSAL NO. 5 - AMENDMENT TO THE RELIANCE STEEL & ALUMINUM CO.
DIRECTORS EQUITY PLAN

award of restricted stock, which is currently $130,000, from time to time. The Board is not requesting an increase in the number of shares authorized for issuance. The aggregate number of shares authorized for issuance under the Existing Directors Plan and the Amended Directors Plan will remain at 250,000 shares (with 124,621 shares remaining available for issuance as of March 31, 2020).

SHARES SUBJECT TO THE AMENDED DIRECTORS PLAN AND SHARE USAGE

  •
  The total number of shares reserved for issuance under the Existing Directors Plan is 250,000 shares of our common stock. Our stockholders initially approved the reservation of the 250,000 shares in 2011 in connection with the approval of the Existing Directors Plan.

  •
  As of March 31, 2020, there were 124,621 remaining total shares of common stock available for issuance under the Existing Directors Plan. As of April 8, 2020, the closing price of a share of our common stock was $87.71.

  •
  If approved by stockholders, no additional shares would be made available for grant under the Amended Directors Plan.

  •
  Our average share usage rate over the three years ended December 31, 2019 (calculated as equity-based awards granted under our Existing Directors Plan for the relevant year, divided by the average shares of common stock outstanding for that year) was less than 0.1%.

NEW PLAN BENEFITS

The Existing Directors Plan provides for an automatic annual grant of shares, which the Board has determined beginning for stock awards in fiscal 2017 should have a market value of approximately $130,000, to each non-employee director, rounding to the nearest whole share based on the closing market price on the date of grant. It also allows for the granting of non-qualified stock options to non-employee directors, but such grants are not automatic, and the Company has not made stock option grants to directors in recent years. Grants of shares of restricted stock or non-qualified stock options may only be made to non-employee directors. The shares of restricted stock granted under the automatic annual grant are fully vested immediately. Any stock options granted have such terms as the Board of Directors may approve by resolution, except that the pricing and vesting terms of such options are set by the Amended Directors Plan.

If the Amended Directors Plan is approved by stockholders, the number of shares that will be granted to the non-employee directors under the Amended Directors Plan will be determined based on the closing price of the Company's common stock on the grant date as described above. Assuming, for illustrative purposes only, the price of the Company's common stock used to determine the number of shares to be granted was $87.59, which was the closing price of the Company's common stock on March 31, 2020, a total of 13,356 shares of restricted stock having an aggregate grant date fair value of approximately $1,170,000 would be allocated to the Company's nine non-employee directors as a group on the date of the Annual Meeting. The actual number of shares of restricted stock is not determinable and may vary depending on the price of the Company's common stock on the grant date.

RELIANCE STEEL & ALUMINUM CO.    31

PROPOSAL NO. 5 - AMENDMENT TO THE RELIANCE STEEL & ALUMINUM CO.
DIRECTORS EQUITY PLAN

SUMMARY OF MATERIAL TERMS OF THE AMENDED DIRECTORS PLAN

As stated above, the Amended Directors Plan is intended to advance the interests of the Company and its stockholders by providing non-employee directors of the Company the opportunity to acquire or increase their equity interests in the Company, thereby achieving a greater commonality of interests between stockholders and directors, and to enhance the Company's ability to retain and attract highly qualified non-employee directors by providing them an additional incentive to continue to serve as members of the Board.

The following summary of the material terms of the Amended Directors Plan is qualified in its entirety by reference to the complete text of the Amended Directors Plan, which is attached hereto as Annex B.

Administration

The Amended Directors Plan is administrated by the Board of Directors. While annual grants of restricted stock are made automatically pursuant to the terms of the Amended Directors Plan (based on the annual grant amount in effect at the time of the grant, which is currently $130,000), the Board has the power, in its discretion, to award grants of stock options, subject to such terms and conditions as the Board may determine to be appropriate, except that certain pricing and vesting terms of such options are set by the Amended Directors Plan. The Board may also award additional shares of restricted stock to one or more non-employee directors in its discretion from time to time.

Eligibility

Non-employee directors are eligible to participate in the Amended Directors Plan. All nine of the Company's non-employee directors currently participate in the Existing Directors Plan and, if approved by stockholders, are expected to participate in the Amended Directors Plan.

Size of Share Pool

The total number of shares reserved for issuance under the Existing Directors Plan is 250,000 shares of our common stock, and, if approved by stockholders, the Amended Directors Plan will not increase such number of reserved shares.

Awards

The Amended Directors Plan provides for the grant of nonqualified stock options and restricted stock. All awards under the Amended Directors Plan will be set forth in award agreements which will detail all terms and conditions of the awards. Awards will generally be settled in shares of our common stock.

Restricted stock.    Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Annual grants of restricted stock granted automatically pursuant to the terms of the Amended Directors Plan vest immediately upon award, but may be subject to other restrictions specified by the Board and set forth in the award agreement. The value of the restricted stock awarded in the annual grant is set at approximately $130,000 (or such other amount as determined by the Board and subject to the limitations of the Amended Directors Plan). Additional grants of restricted stock awarded by the Board in its discretion will be subject to such vesting terms as determined by the Board. Except as specifically limited under the terms of the Amended Directors Plan or any award agreement related to the award of restricted stock, a recipient awarded restricted stock will have all the rights of a stockholder of the Company, including, without limitation, the right to vote the restricted stock and to receive dividends on the restricted stock unless and until the recipient forfeits his or her right to the restricted stock by failure to meet the conditions set forth in the award agreement.

32    2020 PROXY STATEMENT

PROPOSAL NO. 5 - AMENDMENT TO THE RELIANCE STEEL & ALUMINUM CO.
DIRECTORS EQUITY PLAN

Stock options.    Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. Stock options granted under the Amended Directors Plan will be non-statutory or non-qualified options under the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant, and no options may be exercised in whole or in part for a period of one year after the grant date. As of the anniversary of the grant of such option, the stock option will be fully exercisable and will remain exercisable until the earliest of (i) ten years from the grant date, when the stock option terminates; or (ii) the expiration date of the Amended Directors Plan. During the lifetime of the recipient, no option is transferable other than by will or the laws of descent and distribution. In addition, no recipient of stock options shall have any rights or privileges as a stockholder of the Company with respect to any shares of our common stock subject to stock options prior to the date of issuance upon exercise of an option. Other terms and conditions of the stock options may be set by the Board in its discretion. Grants of stock options are not automatic, and the Company has not made stock option grants to non-employee directors in recent years.

Certain Transactions

In the event of any change in the Company's common stock awarded under the Amended Directors Plan by reason of any stock dividend, recapitalization, split-up, combination or exchange of shares, or by reason of any similar change affecting the Company's common stock (but not the issuance of additional shares, securities convertible into shares or options or rights to acquire shares of stock or the Company's repurchase of shares), the number and class of shares which thereafter may be awarded or acquired on exercise of stock options under the Amended Directors Plan and the number and class of shares subject to outstanding stock options and the exercise price of each such share shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, non-employee director recipients of the stock options.

In its absolute discretion, the Board may provide by the terms of any award agreement for restricted stock or stock options awarded under the Amended Directors Plan, respectively, that such shares of restricted stock may not vest or such stock option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or the liquidation or dissolution of the Company; and, if the Board so provides, it may also provide, either by the terms of any such agreement or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such restricted stock will vest and such stock options will become exercisable as to all shares covered thereby.

Plan Amendment and Termination

Our Board of Directors may amend, suspend or discontinue the Amended Directors Plan at any time; however, stockholder approval will be required for any amendment that increases the number of shares available under the Amended Directors Plan, permits the award of any restricted stock or the grant of any stock option at a price less than as set forth above, or that would permit the award of restricted stock or the grant of stock options which expire beyond the periods provided for in the Amended Directors Plan. No awards may be granted pursuant to the Amended Directors Plan after December 31, 2030.

Material U.S. Federal Income Tax Consequence

The following is a brief description of the principal United States federal income tax consequences related to awards under the Amended Directors Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such

RELIANCE STEEL & ALUMINUM CO.    33

PROPOSAL NO. 5 - AMENDMENT TO THE RELIANCE STEEL & ALUMINUM CO.
DIRECTORS EQUITY PLAN

as state, local and foreign income taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-qualified stock options.    For federal income tax purposes, if participants are granted stock options under the Amended Directors Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and we will be entitled to a deduction, subject to the limitations imposed by Section 162(m) of the Code, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Restricted stock.    The current federal income tax consequences of restricted stock awards authorized under the Amended Directors Plan generally follow certain basic patterns: the automatic annual grants of restricted stock which vest upon grant are generally subject to income tax at the issuance based on the fair market value of the award on that date. Additional grants made by the Board in its discretion under the Amended Directors Plan of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects, with our approval, to accelerate recognition as of the date of grant). In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

Section 409A of the Code

Certain types of awards under the Amended Directors Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended Directors Plan and awards granted under the Amended Directors Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Board, the Amended Directors Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

34    2020 PROXY STATEMENT

PROPOSAL NO. 6 - STOCKHOLDER PROPOSAL REQUESTING PROXY ACCESS BYLAW AMENDMENT

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL NO. 6. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR VOTING INSTRUCTIONS.

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent. The stockholder proposal and the supporting statement are included exactly as submitted to us by the stockholder proponent. The proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. The Company disclaims responsibility for the accuracy and content of the stockholder proponent's proposal and supporting statement. The stockholder proposal is required to be voted on at the Annual Meeting only if properly presented. The name and address of the stockholder proponent is set forth below. As explained below, the Board of Directors unanimously recommends a vote "AGAINST" the stockholder proposal.

We have been advised that Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who has represented to us that he has held for at least one year prior to the date of submission of his proposal 50 shares of our common stock, intends to submit the following proposal at the 2020 Annual Meeting:

PROPOSAL 6 - MAKE SHAREHOLDER PROXY ACCESS MORE ACCESSIBLE

Shareholders request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access.

Proxy access for shareholders enables shareholders to put their own director candidates on the company ballot to see if they can be elected. A competitive election is good for everyone. This proposal can help ensure that our management will nominate directors with outstanding qualifications in order to avoid giving shareholders a reason to exercise their right to use proxy access.

As a practical matter any group attempting proxy access at Reliance Steel should plan on the participation of 6% in stock to be prepared for Reliance Steel challenging stock ownership by exploiting technical rules in regard to proof of stock ownership.

It is also good to increase the number of potential proxy access participants because the Reliance Steel version of proxy access has a needless restriction that requires a candidate to obtain a 25%-vote the first time he or she is on the ballot. This could disqualify a worthy candidate because shareholders might like the candidate but feel that the timing is not right. A year later shareholders could give a majority vote to such a candidate because they are then convinced that the timing is right.

Under this proposal it is likely that the number of shareholders who participate in the aggregation process would still be a modest number due to the administrative burden on shareholders to qualify as one of the aggregation participants. Plus it is easy for management to reject potential aggregating shareholders. The administrative burden on shareholders leads to a number of potential technical errors by shareholders that management can easily detect.

RELIANCE STEEL & ALUMINUM CO.    35

PROPOSAL NO. 6 - STOCKHOLDER PROPOSAL REQUESTING PROXY ACCESS BYLAW AMENDMENT

Please vote yes:

MAKE SHAREHOLDER PROXY ACCESS MORE ACCESSIBLE - PROPOSAL 6

Statement in Opposition to Proposal No. 6

The Board recommends that you vote against this proposal. The Board does not believe that eliminating the group aggregation limit would be in the best interests of the Company or all of its stockholders. The Company's stockholders have previously considered and rejected a similar proposal from the stockholder proponent. The Company has a robust proxy access proposal that aligns with market practice. Our Board has reevaluated its proxy access bylaw and believes its terms, together with the Company's governance practices that provide important rights to stockholders, remain appropriate. Our Board continues to believe that the Company's reasonable aggregation limit supports and strengthens the proxy access right by providing that it may be used by stockholders who have a sufficient financial stake in the Company such that their interests are properly aligned with the interests of our stockholders as a whole.

Our existing proxy access bylaw permits a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company's outstanding common stock continuously for at least three years to nominate and require the Company to include in its proxy materials director nominees constituting up to the greater of two individuals or 25% of the Board, provided that the nominating stockholders and the nominees satisfy certain specified requirements.

The Company's decision to adopt a proxy access bylaw in February 2016 was informed by numerous discussions with corporate governance experts. The Company carefully considered whether to adopt proxy access and, if so, the terms on which to do so, given the Company's mix of stockholder rights and corporate governance practices. After considering the feedback and advice received and after carefully reviewing market terms for proxy access bylaws, the Board adopted a proxy access bylaw that it believed was fair and reasonable and appropriately tailored to the Company and its stockholder base.

The proposal requests removal of the reasonable limitation on the number of stockholders that can aggregate their stock to meet the 3% ownership threshold; rather, the proposal would place no limit on the size of the nominating group. We believe the 20-stockholder aggregation limit included in the Company's proxy access bylaw is a reasonable limitation to control the administrative burden on the Company to confirm and monitor share ownership within any group seeking proxy access. Furthermore, the aggregation limitation strengthens the proxy access right for all stockholders by ensuring that the proxy access mechanism is used by stockholders that have a sufficient financial stake in the Company with interests that are properly aligned with stockholders as a whole. Based on data from regulatory filings from institutional investors, three of the Company's stockholders each have owned more than 3% of the Company for at least three years, and seven of the current top 20 largest stockholders have held more than 1% for at least three years. Accordingly, a significant number of the Company's existing stockholders could, on their own or in combination with one or only a few fellow stockholders, currently achieve the existing 3% ownership criteria. In addition, many of the Company's largest stockholders could recruit a small stockholder to work together in forming a group that would satisfy the ownership threshold, thereby allowing proxy access to a group comprised of a wide range of stockholders. As a result, we believe that the existing proxy access bylaw provides Reliance's stockholders a meaningful, practical, balanced and actionable proxy access right.

In connection with our 2018 annual meeting, the proponent submitted, and we included in our proxy materials for the meeting, a similar proposal, which requested that we amend our proxy access bylaw to remove the limitation on the number of stockholders that can aggregate their stock to meet the 3% ownership threshold. That proposal received only 28.3% approval, signaling that stockholders believed that the current 20-stockholder aggregation limit provides a fair and reasonable opportunity for all

36    2020 PROXY STATEMENT

PROPOSAL NO. 6 - STOCKHOLDER PROPOSAL REQUESTING PROXY ACCESS BYLAW AMENDMENT

stockholders regardless of the amount of their holdings, while minimizing undue administrative burden, complexity, and expense. We also note that the 20-stockholder aggregation limit remains the dominant market provision among companies that have adopted proxy access bylaws and has been widely endorsed among institutional stockholders.

The unnecessary changes requested by this proposal should be viewed in light of the full array of governance practices the Company has adopted. These practices include:

Maintain open lines of communication with stockholders.
Annual election of all directors and director majority voting policy.
Separation of Chairman and CEO.
All of our standing Board committees consist solely of independent directors.
Special meetings may be called by stockholders holding shares entitled to cast no less than 10% in voting power of our outstanding stock.
Stockholders' ability to act by written consent.
No super-majority voting requirements to approve mergers or other business combinations.
No stockholder rights plan or poison pill.
Retirement policy for Directors that promotes Board refreshment.

Given the Company's commitment to strong governance practices, which includes the adoption of a proxy access bylaw that is broadly consistent with current market practice, and the potential administrative burden and costs that the Company could incur should it adopt the proponent's suggested modification, the Board does not believe that changing the Company's existing proxy access bylaw is necessary or advisable at this time.

The Company intends to continue monitoring developments regarding proxy access rights as part of its consideration of broader governance issues, and remains committed to fostering an open and honest dialogue with its stockholders regarding its corporate governance policies and practices.

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BOARD OF DIRECTORS AND MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our directors and executive officers:

Name	Age	Position with Reliance
James D. Hoffman	61	President; Chief Executive Officer
Karla R. Lewis	54	Senior Executive Vice President; Chief Financial Officer
William K. Sales, Jr.	63	Executive Vice President, Operations
Jeffrey W. Durham	57	Senior Vice President, Operations
Stephen P. Koch	53	Senior Vice President, Operations
Michael P. Shanley	62	Senior Vice President, Operations
William A. Smith II	52	Senior Vice President, General Counsel and Corporate Secretary
Sarah J. Anderson(1)(3)	69	Director
Lisa L. Baldwin(1)	51	Director
Karen W. Colonias(1)(2)	62	Director
John G. Figueroa(2)(3)	57	Director
David H. Hannah	68	Director
Mark V. Kaminski(1)(4)	64	Director
Robert A. McEvoy(2)(3)	53	Director
Andrew G. Sharkey, III(2)(3)	73	Director
Douglas W. Stotlar(1)(3)	59	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Governance Committee.

(4)
Non-executive Chairman of the Board.

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DIRECTORS

Sarah J. Anderson
Director Since: 2012 Age: 69 Independent Current Committee Memberships: • Audit (Chair) • Nominating and Governance	Recent Business Experience:

Sarah J. Anderson was appointed a director of Reliance in July 2012. Ms. Anderson retired from Ernst & Young LLP in June 2008 after more than 24 years with the firm, including as an assurance and advisory services partner from 1987 to 2008. Ms. Anderson is a certified public accountant (inactive) and is a member of the AICPA and the California Society of CPAs. Ms. Anderson was appointed by the Governor of California to the California Board of Accountancy for two four-year terms, which ended in 2015, and included tenure as president of the board. Ms. Anderson serves on the board of American States Water Company, a NYSE-listed public company, which has three principal business units: water and electric service, utility operations and contracted services, for which Ms. Anderson serves as the chair of the audit committee. Ms. Anderson also served on the board and as audit committee chair of Kaiser Ventures LLC (the reorganized successor to Kaiser Steel Corporation that filed for bankruptcy protection in 1987) until May 2013 when the company's assets were transferred to a liquidating trust. Ms. Anderson serves on the audit committee of the Orange County Community Foundation and as an emeritus director of Pacific Symphony, a non-profit 501(c)(3) organization for which she served four years as chair of the board. Ms. Anderson also serves on the Board of Trustees of South Coast Repertory, a non-profit 501(c)(3) organization, where she is a member of the finance committee and the Vice President of Development. Ms. Anderson serves as Chair of our Audit Committee and as a member of our Nominating and Governance Committee. The Board of Directors has determined that Ms. Anderson is an independent director and that she qualifies as an audit committee financial expert.

Key Qualifications:

Ms. Anderson brings extensive financial and accounting expertise and audit committee experience to our Board of Directors and Audit Committee. Ms. Anderson offers financial experience that enables her to understand and analyze accounting matters and to communicate well with both our internal and external auditors. She keeps abreast of current accounting and financial topics and is able to ask appropriate questions of management and auditors alike. Ms. Anderson has an understanding of tax, audit procedures, financial reporting requirements and risk identification and assessment issues and has knowledge of practices at other public companies in other industries through her work as an auditor and board member of another public company.

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BOARD OF DIRECTORS AND MANAGEMENT

Lisa L. Baldwin
Director Since: 2019 Age:51 Independent Current Committee Memberships: • Audit	Recent Business Experience:

Lisa L. Baldwin was appointed a director of Reliance in October 2019. Ms. Baldwin has been the Chief Information Officer of Tiffany & Co. ("Tiffany"), a luxury jeweler, since 2013. From 2011 to 2013, Ms. Baldwin served as Tiffany's Vice President Strategic Services. Prior to joining Tiffany, Ms. Baldwin served as Vice President Information Services at Coach Inc. ("Coach") from 2008 to 2011. Prior to joining Coach, Ms. Baldwin worked at International Business Machines Corporation ("IBM") from 1997 to 2008 as an information technology consultant in IBM's retail practice. Earlier in her career, Ms. Baldwin worked at PricewaterhouseCoopers as a consultant. Ms. Baldwin serves as a member of our Audit Committee. The Board of Directors has determined that Ms. Baldwin is an independent director.

Key Qualifications:

The Board believes that Ms. Baldwin's leadership experience at Tiffany and other firms provides valuable insights on incorporating technology into our ongoing operations and utilizing technology-based solutions to streamline our business. Based on her information technology and management experience, she provides valuable insight on risk management, cyber security and internal controls.

Karen W. Colonias
Director Since: 2016 Age: 62 Independent Current Committee Memberships: • Audit • Compensation	Recent Business Experience:

Karen W. Colonias was appointed a director of Reliance in October 2016. Ms. Colonias has been the President and Chief Executive Officer of Simpson Manufacturing Co., Inc. ("SSD"), a NYSE-listed public company and manufacturer of building materials, since January 2012. Ms. Colonias has also served on SSD's board of directors since 2013. From May 2009 to January 2012, Ms. Colonias served as SSD's Chief Financial Officer, Treasurer and Secretary. Prior to that, Ms. Colonias was Vice President of SSD's global structural product solutions subsidiary, Simpson Strong-Tie Company Inc. and, in that capacity, managed Simpson Strong-Tie's manufacturing facility in Stockton, California from 2004 to 2009. From 1998 to 2009, as SSD's Vice President of Engineering, Ms. Colonias was responsible for Simpson Strong-Tie's research and development efforts. Ms. Colonias joined Simpson Strong-Tie in 1984 as an engineer in the research and development department, where she was responsible for the design and testing of new products and code development. Ms. Colonias serves as a member of our Audit Committee and our Compensation Committee. The Board of Directors has determined that Ms. Colonias is an independent director.

Key Qualifications:

Ms. Colonias is experienced in strategic planning, mergers and acquisitions, facility and plant operations, international business and global finance. Based on her executive experience, including as the Chief Executive Officer of SSD, Ms. Colonias provides valuable insight on the management of the Company and its operations.

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John G. Figueroa
Director Since: 2010 Age: 57 Independent Current Committee Memberships: • Compensation (Chair) • Nominating and Governance	Recent Business Experience:

John G. Figueroa was appointed a director of Reliance in October 2010. Mr. Figueroa is the Chairman and Chief Executive Officer of Carepathrx, a company providing innovative pharmacy solutions to Hospital Health Systems centered on end-to-end service for all pharmacy needs including Specialty, Infusion, and continuous home solutions for all prescriptions. From July 2014 to September 2018, Mr. Figueroa was the chief executive officer of Genoa Healthcare, LLC the leading behavioral health specialty pharmacy in the United States. Mr. Figueroa has served as chairman of the board of directors of Apria Healthcare Group, Inc., one of the nation's leading home healthcare companies, since November 2012 and also served as the company's chief executive officer from November 2012 until January 2014. From January 2011 until June 2012, Mr. Figueroa served as a director and the chief executive officer of Omnicare, Inc., which was a public company during that time and a leading provider of pharmaceuticals to seniors. From 2006 to December 2010, Mr. Figueroa served as president of the U.S. Pharmaceutical Group of McKesson Corporation, the largest pharmaceuticals distributor in North America. Mr. Figueroa served in other senior management positions with McKesson Corporation from 1997 to 2006. Mr. Figueroa has served as an officer in the United States Army. Mr. Figueroa serves as Chair of our Compensation Committee and as a member of our Nominating and Governance Committee. The Board of Directors has determined that Mr. Figueroa is an independent director.

Key Qualifications:

Mr. Figueroa has developed an expertise in distribution and supply chain management and operations. In August 2010, when he was president of the U.S. Pharmaceutical Group of McKesson, Mr. Figueroa was named the Supply Chain Executive of the Decade by the Global Supply Chain Leaders Group for making significant contributions to the advancement of supply chain management and maintaining sustainable, responsible business practices in global operations. Mr. Figueroa's expertise allows him to assist management in increasing efficiency in and marketing for our distribution operations. Mr. Figueroa's experience in the healthcare industry and mergers and acquisitions provides a different perspective and increased diversity on the Board of Directors.

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BOARD OF DIRECTORS AND MANAGEMENT

David H. Hannah
Director Since: 1992 Age: 68 Current Committee Memberships: None	Recent Business Experience:

David H. Hannah was appointed a director of Reliance in 1992. Mr. Hannah served as Chief Executive Officer of Reliance from January 1999 to May 2015, Chairman of the Board from October 2007 to May 2015, Executive Chairman of the Board from May 2015 to July 2016, and Chairman Emeritus from July 2016 until his retirement in August 2016. Mr. Hannah served as President of Reliance from November 1995 to January 2002. Prior to that, he was Executive Vice President and Chief Financial Officer from 1992 to 1995, Vice President and Chief Financial Officer from 1990 to 1992 and Vice President and Division Manager of the Company's Los Angeles Reliance Steel Company division from 1989 to 1990. Mr. Hannah served as an officer of the Company from 1981 until his retirement in August 2016. For eight years before joining Reliance in 1981, Mr. Hannah was employed in various professional staff positions by Ernst & Whinney (a predecessor to Ernst & Young LLP, which was our independent registered public accounting firm through 2007).

Key Qualifications:

As the former Chief Executive Officer of the Company, Mr. Hannah has an in-depth knowledge of the Company's operations and its strategic vision. He developed and implemented the Company's merger and acquisition growth strategy that has resulted in over 67 acquisitions since our initial public offering in September 1994. Mr. Hannah's financial background and business management experience enabled him to assess and value potential acquisition target companies. Mr. Hannah is well respected within the metals service center industry. He has proven his ability to raise debt and equity capital for the Company and effectively led our management team for over 15 years. Mr. Hannah previously served as chairman of the board of directors of the Metals Service Center Institute. Since November 2014, Mr. Hannah has served as a director of Boise Cascade Company, a NYSE-listed public company, and serves on its compensation committee and corporate governance and nominating committee.

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James D. Hoffman
Director Since: 2019 Age: 61 Current Committee Memberships: None	Recent Business Experience:

James D. Hoffman was appointed a director of Reliance in October 2019 and became President and Chief Executive Officer in January 2019. From March 2016 until his promotion to Chief Executive Officer, Mr. Hoffman served as our Executive Vice President and Chief Operating Officer. Mr. Hoffman served as the Company's Executive Vice President, Operations since May 2015, and as Senior Vice President, Operations since 2008. Mr. Hoffman served as executive vice president and chief operating officer of our subsidiary, Earle M. Jorgensen Company ("EMJ"), from April 2006 to September 2008. Mr. Hoffman was appointed executive vice president of EMJ in 2006, having been a vice president of EMJ since 1996.

Key Qualifications:

Mr. Hoffman has spent his entire career in the metals service center industry and has been exposed to every operational area of the business. As our President and Chief Executive Officer, he offers in-depth industry expertise and has developed extensive contacts in the metals service center industry and with mills and other suppliers. As our Chief Executive Officer, Mr. Hoffman analyzes the Company's organic growth initiatives and evaluates potential acquisitions and opportunities to expand our business and has the skills and experience with the day-to-day operations of the Company necessary to guide its strategy. Mr. Hoffman is actively involved in the integration of new acquisitions into the Company's culture.

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BOARD OF DIRECTORS AND MANAGEMENT

Mark V. Kaminski
Director Since: 2004 Age: 64 Independent Current Committee Memberships: • Audit	Recent Business Experience:

Mark V. Kaminski is a descendant and citizen of The Potawatomi Nation and was first appointed a director of Reliance in November 2004. Mr. Kaminski was elected our non-executive Chairman of the Board in July 2016, after having served as our Lead Director since January 2015. Mr. Kaminski serves as a director, executive chairman and a member of the audit, nominating and governance, and compensation committees of Graniterock, a privately-held company that provides products to the construction industry, and during 2012 served as chief executive officer of Graniterock. Mr. Kaminski was president and chief executive officer and a director of Commonwealth Industries Inc. (now Aleris International, Inc.), a manufacturer of aluminum products, from 1991 until his retirement in June 2004. Mr. Kaminski had served in other capacities with Commonwealth Industries Inc. since 1987. Mr. Kaminski also served as a member of our Compensation Committee and our Nominating and Governance Committee until 2019 and serves as a member of our Audit Committee. The Board of Directors has determined that Mr. Kaminski is an independent director.

Key Qualifications:

Based on his experience as executive chairman of Graniterock and as president and chief executive officer of Commonwealth Industries Inc., where he grew sales from $240 million to $2.5 billion, Mr. Kaminski offers valuable insight in the management of the Company and its growth. During his over 40-year career in the metals and mining industry and as the former chief executive officer of an aluminum producer, he has developed strong contacts with aluminum suppliers and peer companies that are aluminum distributors. Because of his manufacturing background, Mr. Kaminski is also able to provide guidance on improving and maintaining the Company's excellent operational efficiency and safety performance.

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Robert A. McEvoy
Director Since: 2015 Age: 53 Independent Current Committee Memberships: • Compensation • Nominating and Governance	Recent Business Experience:

Robert A. McEvoy was appointed to the Board of Directors in October 2015. Mr. McEvoy has a wealth of knowledge of the metals industry, mergers and acquisitions, corporate finance, and equity portfolio management. Mr. McEvoy retired from The Goldman Sachs Group, Inc., a multinational investment bank and financial services company, in April 2014 after nine years with the firm. As a managing director at Goldman Sachs, Mr. McEvoy was a portfolio manager focused on the materials and industrials sectors. From 1989 to 2001, Mr. McEvoy held various positions with the investment banking firms of Donaldson, Lufkin & Jenrette and Credit Suisse First Boston. Mr. McEvoy serves as a member of our Compensation Committee and Nominating and Governance Committee. The Board of Directors has determined that Mr. McEvoy is an independent director.

Key Qualifications:

Mr. McEvoy's investment banking and equity investment background, including his particular focus on the metals and mining industry and prior investment banking and analyst experience covering Reliance, enables him to assist the Board and the Company with the benefit of his knowledge of our Company, our industry and competitors, capital markets and financing strategies. Mr. McEvoy's experience as an investor provides the Board and management perspective on the landscape in which Reliance competes for capital. Mr. McEvoy's investment banking experience offers insight and experience in evaluating merger and acquisition opportunities. Mr. McEvoy's historical knowledge of Reliance and the global metals industry as a former analyst covering Reliance and other metals companies affords him a unique perspective and understanding of our business.

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BOARD OF DIRECTORS AND MANAGEMENT

Andrew G. Sharkey, III
Director Since: 2007 Age: 73 Independent Current Committee Memberships: • Compensation • Nominating and Governance	Recent Business Experience:

Andrew G. Sharkey, III was appointed a director of Reliance in July 2007. Mr. Sharkey served as president and chief executive officer of the American Iron and Steel Institute from 1993 until his retirement in October 2008. From 1978 to 1993, Mr. Sharkey was president, executive vice president and director of education for the Steel Service Center Institute (currently the Metals Service Center Institute), which represents the metals service center industry as well as steel suppliers and mills. Mr. Sharkey serves as a member of our Nominating and Governance Committee and our Compensation Committee. From February 2009 through December 2013, Mr. Sharkey also served as a director and a member of the compensation committee and the governance and nominating committee of General Moly, Inc., a publicly traded company with securities listed on the NYSE American. The Board of Directors has determined that Mr. Sharkey is an independent director.

Key Qualifications:

Mr. Sharkey has a strong knowledge of the metals industry and, as the former president of the Steel Service Center Institute, and as the former president and chief executive officer of the American Iron and Steel Institute has extensive knowledge of steel suppliers and our peer companies and potential acquisition targets that operate in the steel distribution industry, as well as familiarity with the management teams and owners of these companies. Mr. Sharkey understands the factors that impact pricing and demand, as well as market factors that impact mills and how they will ultimately impact metals service centers. Mr. Sharkey's experience offers a perspective of the global market and insight into steel trade issues.

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Douglas W. Stotlar
Director Since: 2016 Age: 59 Independent Current Committee Memberships: • Audit • Nominating and Governance (Chair)	Recent Business Experience:

Douglas W. Stotlar was appointed a director of Reliance in October 2016. Mr. Stotlar served as President, Chief Executive Officer and Director of Con-way, Inc., a transportation and logistics company (previously known as CNF Inc.) from April 2005 until October 2015. He served as President and Chief Executive Officer of Con-way Transportation Services Inc., a regional trucking enterprise ("CTS") and a subsidiary of Con-way, Inc., from 2004 until 2005. Mr. Stotlar also served as CTS' Executive Vice President and Chief Operating Officer from 2002 until 2004, and as CTS' Executive Vice President of Operations from 1997 until 2002. He served as Vice President at large and was a member of the executive committee of the American Trucking Association and as a director for the Detroit branch of the Federal Reserve Bank of Chicago from December 2014 until December 2016. Mr. Stotlar currently serves as a director at AECOM, a NYSE-listed public company, and LSC Communications, Inc. ("LSC"), also a NYSE-listed public company. Mr. Stotlar is the chair of the nominating and governance committee and serves on the audit committee of AECOM and on the audit and compensation committees of LSC. Mr. Stotlar serves as a member of our Audit Committee and as the Chair of our Nominating and Governance Committee. The Board of Directors has determined that Mr. Stotlar is an independent director.

Key Qualifications:

Mr. Stotlar brings substantial knowledge of the logistics industry, which is important in our business. In addition, Mr. Stotlar's prior experience as a chief executive officer of a public company provides insight on stockholder relations and management matters. In addition, Mr. Stotlar's experience on boards of other public companies positions him well to serve as a member of our Audit Committee and as Chair of our Nominating and Governance Committee.

EXECUTIVE OFFICERS

In addition to Mr. Hoffman, the following are the other executive officers of Reliance.

Karla R. Lewis became Senior Executive Vice President in May 2015, Executive Vice President in January 2002 and was appointed Assistant Corporate Secretary in 2007. Mrs. Lewis continues as our Chief Financial Officer, having served as Senior Vice President and Chief Financial Officer since February 2000. Mrs. Lewis served as Vice President and Chief Financial Officer from 1999 to 2000 and was Vice President and Controller from 1995 to 1999. Mrs. Lewis served as Corporate Controller from 1992 to 1995. For four years prior to joining Reliance, Mrs. Lewis, a certified public accountant (inactive), was employed by Ernst & Young LLP in various professional staff positions. Mrs. Lewis also serves as a member of the board of directors and treasurer of the Metals Service Center Institute.

William K. Sales, Jr. became Executive Vice President, Operations in May 2015. From 2002 until his promotion to his current position, Mr. Sales served as Senior Vice President, Operations. Mr. Sales joined Reliance as Vice President, Non-Ferrous Operations in September 1997. From 1981 to 1997, Mr. Sales served in various sales and management positions with Kaiser Aluminum & Chemical Corp. (now DCO Management, LLC, a subsidiary of Kaiser Aluminum Corporation), a producer of aluminum products and a supplier of Reliance. Mr. Sales is a member of the board of the Metals Service Center Institute and formerly served as the chair of its aluminum products division council.

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BOARD OF DIRECTORS AND MANAGEMENT

Jeffrey W. Durham became Senior Vice President, Operations in January 2019. From 2014 until he joined Reliance, Mr. Durham was Vice President, Merchandising at EMJ. Mr. Durham joined EMJ in 1985 and has held various leadership roles in sales, general management and purchasing, and was also responsible for the opening of EMJ's Malaysia operation.

Stephen P. Koch became Senior Vice President, Operations in April 2010. From July 2007 until he joined Reliance, Mr. Koch was president of Chapel Steel Corp., a subsidiary of Reliance. Prior to that he held the positions of executive vice president of Chapel Steel Corp. from 2005 to June 2007, and vice president of Chapel Steel Corp. from 1995 to 2005 and had previously served as sales manager of Chapel Steel Corp.

Michael P. Shanley was appointed Senior Vice President, Operations in April 2015. Mr. Shanley was president of Liebovich Bros., Inc., a subsidiary of Reliance, since September 2009, having been vice president and general manager of Hagerty Steel and Aluminum, a division of Liebovich Bros., from January 2005 to September 2009. Mr. Shanley joined Liebovich Bros. in 1978 and held various sales and management positions prior to 2005.

William A. Smith II was appointed Senior Vice President, General Counsel and Corporate Secretary in May 2015, having served as Vice President, General Counsel and Corporate Secretary since May 2013. From August 2009 to May 2013, Mr. Smith served as senior vice president, chief legal officer and secretary of Metals USA Holdings Corp., a publicly traded metals service center business acquired by Reliance in April 2013. From June 2005 to August 2008, Mr. Smith served as senior vice president, general counsel and secretary of Cross Match Technologies, Inc. and also as director of corporate development from September 2006 to August 2008. Prior to that, he was a partner in the corporate and securities practice group of the international law firm DLA Piper, where he practiced corporate law, including mergers and acquisitions.

OTHER CORPORATE OFFICERS

In addition, the following Reliance officers are expected to make significant contributions to our operations:

Arthur Ajemyan became Vice President, Corporate Controller in May 2014, having been promoted from Corporate Controller, a position which he had held since August 2012. From 2005 to 2012, Mr. Ajemyan held various positions in the accounting and finance department at Reliance, including Group Controller and Director of Financial Reporting. Prior to joining Reliance, Mr. Ajemyan, a certified public accountant, held various professional staff and manager positions at PricewaterhouseCoopers, LLP from 1998 to 2005.

Suzanne M. Bonner became Vice President, Chief Information Officer in July 2019, having been promoted from Executive Director of Reliance Technology Solutions ("RTS"), a position which she had held since September 2013. Prior to that time, Ms. Bonner served as Director of Finance at RTS from September 2009 until September 2013. Ms. Bonner earned her B.A. and M.B.A. from UCLA and worked in various finance, accounting, and systems positions before joining Reliance in 2009.

Brenda S. Miyamoto became Vice President, Corporate Initiatives in August 2012, having been promoted from Vice President, Corporate Controller, a position which she had held since May 2007. Prior to that time, Ms. Miyamoto served as Corporate Controller from January 2004 until August 2012 and Group Controller from December 2001 to January 2004. For six years prior to joining Reliance, Ms. Miyamoto, a certified public accountant (inactive), was employed by Ernst & Young LLP in various professional staff and manager positions.

Donald J. Prebola became Vice President, Health & Human Resources in June 2015, having served as Vice President, Human Resources since August 2011. Mr. Prebola served as senior vice president,

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operations of our subsidiary, Infra-Metals Co., from 2008 to July 2011. Prior to that he had served as co-general manager of Infra-Metals Co. since 1990.

John A. Shatkus became Vice President, Internal Audit in August 2012, having been promoted from Director, Internal Audit, a position which he had held since May 2005. Prior to joining Reliance, Mr. Shatkus was Audit Manager at Sempra Energy and held various management positions at Sempra Energy over a 20-year period, including Regulatory Affairs Manager and Accounting Manager. Mr. Shatkus is a certified public accountant.

Silva Yeghyayan became Vice President, Tax in August 2012, having been promoted from Director, Tax, a position which she had held since October 2005. Ms. Yeghyayan is a certified public accountant and was a tax consultant from April 2004 until joining Reliance in 2005. Ms. Yeghyayan was Senior Tax Manager at Grant Thornton LLP from 2000 to 2004, and held various professional staff and manager positions at Arthur Andersen LLP from 1989 to 2000.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program and philosophy, the compensation decisions made by the Compensation Committee and the factors considered in making those decisions. This CD&A focuses on 2019 compensation decisions for our executives, including the Named Executive Officers ("NEOs") identified below.

Named Executive Officer	Title
James D. Hoffman	President and Chief Executive Officer
Karla R. Lewis	Senior Executive Vice President and Chief Financial Officer
William K. Sales, Jr.	Executive Vice President, Operations
Stephen P. Koch	Senior Vice President, Operations
Michael P. Shanley	Senior Vice President, Operations

EXECUTIVE SUMMARY

Strong operational execution led to record financial results in 2019 despite overall demand and pricing pressure in the markets we serve.

Certain key financial results for 2019 are:

  •
  Net sales of $10.97 billion decreased $560.7 million, or 4.9%, from record sales of $11.53 billion in 2018;

  •
  Record gross profit of $3.33 billion increased $47.9 million, or 1.5%, from $3.28 billion in 2018;

  •
  Record gross profit margin of 30.3% compared to 28.4% in 2018;

  •
  Record pretax income of $929.3 million increased $78.7 million, or 9.3%, from $850.6 million in 2018;

  •
  Record net income attributable to Reliance of $701.5 million increased $67.8 million, or 10.7%, from $633.7 million in 2018;

  •
  Record earnings per diluted share of $10.34 increased $1.59, or 18.2%, from $8.75 in 2018; and

  •
  Record cash provided by operations of $1.30 billion increased $636.9 million, or 95.8%, from $664.6 million in 2018.

We believe the compensation of our NEOs in 2019 was aligned with our performance. Payments to the NEOs under our 2019 Annual Cash Incentive Plan were above target, consistent with management's delivery of industry-leading operating results.

EXECUTIVE COMPENSATION PROGRAM DESIGN

Our executive compensation program is designed to reward the Company's executive officers for strong operational and financial performance, attract and retain key executive talent, and align compensation with the long-term interests of our stockholders. We structure our executive officers' target total direct compensation to be competitive with the median compensation paid by companies with whom we may compete for executive talent, including those in our executive compensation peer group. We link a majority of our executives' compensation to Company performance to drive our financial and operating performance and maximize stockholder value. We believe that this pay-for-performance philosophy has been instrumental to our success.

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COMPENSATION DISCUSSION AND ANALYSIS

We manage our business with the long-term objective of creating and maximizing value for our stockholders. Our pay-for-performance philosophy is aligned with and supports this objective.

Consistent with our past practice, the Compensation Committee evaluates performance by reviewing:

  •
  our operating and financial results, including performance against our executive compensation peer group, our industry peer group, and general economic factors that impact our business and industry;

  •
  economic return to stockholders over time, both on an absolute basis and relative to other companies, including the S&P 500, our executive compensation peer group and our industry peers; and

  •
  achievement of the Company's goals and objectives (including management development, safety performance, working capital management, and capital allocation).

The Compensation Committee has linked a majority of our executives' total direct compensation directly to the achievement of specific, pre-established Company performance targets. In 2019, approximately 75% of our CEO's target total direct compensation and 65% of our other NEOs' target total direct compensation was tied to performance targets.

2019 FINANCIAL AND OPERATING HIGHLIGHTS

The following table highlights our financial and operating results in 2019 compared to 2018:

	2019	2018	Change
Sales	$10.97 billion	$11.53 billion	(4.9)%
Tons sold in '000s	5,861.6	6,112.6	(4.1)%
Average selling price per ton sold	$1,860	$1,885	(1.3)%
Gross profit margin	30.3%	28.4%	1.9%
Operating income	$1,013.5 million	$937.5 million	8.1%
Cash flow from operations	$1,301.5 million	$664.6 million	95.8%
Net income	$701.5 million	$633.7 million	10.7%
Earnings per diluted share	$10.34	$8.75	18.2%
Closing market price of stock at December 31	$119.76	$71.17	68.3%
Pretax income margin(1)	8.5%	7.5%	1.0%
Annual return on assets ("ROA")(1)(2)	12.5%	12.1%	0.4%
Dividends paid per share	$2.20	$2.00	10.0%

(1)
Calculated in accordance with the Annual Cash Incentive Plan and excludes non-recurring charges and credits, including impairment charges and gains on non-operating asset sales.

(2)
Return on assets is calculated as operating income, excluding various non-recurring charges and credits, for the year divided by the average total assets for the year.

We continued to execute our balanced capital allocation strategy in 2019 using cash flow from operations to fund our growth activities by completing a strategic acquisition, investing in organic growth, and returning value to our stockholders through increased dividend payments and stock repurchases. We have increased our dividend 27 times since our 1994 IPO and have paid regular quarterly dividends to our stockholders for 60 consecutive years. In February 2020, we increased our quarterly dividend by 13.6% to $0.625 per share from $0.55 per share. We paid a total of $151.3 million in dividends to our stockholders in 2019. Since 2012, the Company's quarterly dividend has more than quadrupled from $0.15 to $0.625 per share.

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COMPENSATION DISCUSSION AND ANALYSIS

During 2019, we repurchased approximately 600,000 shares at an average cost of $84.33 per share, or $50.0 million in total. As of December 31, 2019, we had remaining authorization to purchase approximately 6.4 million shares. For the three months ended March 31, 2020, the Company repurchased over 3.3 million shares at an average cost of $90.09 per share, or $300 million in total. The Company expects to continue opportunistically repurchasing shares of its common stock in the future.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on February 27, 2020 for a more detailed discussion of our results of operations in 2019 compared to 2018 and our financial condition.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE

A majority of our executive compensation is tied to performance through annual cash incentive awards and long-term equity incentive awards. We believe compensation of our NEOs in 2019 was aligned with operational performance in 2019. Management delivered industry-leading operating results in 2019, and the Company achieved multiple records, including record gross profit dollars of $3.33 billion and margin of 30.3%, record pretax income of $929.3 million, record net income of $701.5 million and earnings per diluted share of $10.34, and record cash provided by operations of $1.30 billion. Consistent with the delivery of industry-leading results, each NEO received payments at the (i) maximum under our annual cash incentive plan and (ii) above target but below the maximum for performance-based equity awards.

In 2019, our NEOs participated in our annual cash incentive plan which pays out only if the Company achieves certain levels of pretax income margin. Pretax income margin is calculated based on the Company's annual income before income taxes as a percentage of net sales as adjusted for certain non-recurring items. If the Company achieves a pretax income margin within the range of 3.0% and 8.5%, with a target of 5.75%, then mathematical interpolation is applied to determine the actual incentive award. The Company's pretax income margin increased from 7.5% to 8.5%, resulting in each NEO receiving a payment of 300% of their base salary. 2019 was the first time in over ten years that the Company achieved this level of pretax income margin which resulted in each NEO receiving a payment of 300% of their base salary.

Results for the three-year performance-based equity awards granted in 2017 were determined in the first quarter of 2020 based on the three-year performance period ended December 31, 2019. Results (based on the Company's return on assets) for the performance-based equity awards granted in 2017 were 162% of the target awards.

The Compensation Committee, in consultation with Pay Governance LLC ("Pay Governance"), the Compensation Committee's independent executive compensation advisor, and with input from management believes that pretax income margin represents an appropriate metric for measuring the Company's financial performance under the annual cash incentive plan as it aligns with how management and the Board measure the Company's performance. Pretax income margin is typically the most important metric used in the Company's corporate and operational decision-making. Since 2016, we have employed pretax income margin as the financial metric to measure the Company's financial performance under the annual cash incentive plan and the Compensation Committee continues to believe that pretax income margin is an appropriate metric to align annual cash incentive opportunities with the Company's financial performance. The Compensation Committee also believes that utilizing pretax income margin as the metric for measuring performance under the annual cash incentive plan complements and achieves an appropriate balance with the ROA metric employed in the Company's long-term equity incentive award program.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below demonstrates that based on the Company's historical results relative to its executive compensation peer group, the pretax income margin goals are (i) reasonably demanding relative to threshold and target, and (ii) extremely demanding relative to maximum performance.

Goal	% Time Company Achieved	Rank vs. Proxy Peers (Percentile)
Max: 8.5%	10%	67th
Target: 5.75%	50%	50th
Threshold: 3.0%	100%	34th

For 2019, each NEO had a target annual cash incentive award of 150% of base salary, which would be earned if the Company achieved pretax income margin of 5.75%. However, no NEO would receive a payout under the plan if pretax income margin was less than 3%. The maximum payout under the plan of 300% of base salary was achieved since pretax income margin equaled 8.5%, a level of performance not achieved for over ten years.

For a discussion of the Company's annual cash incentive compensation achievement versus the minimum, target and maximum, see "Principal Components of Our Executive Compensation Program—Annual Cash Incentive Awards" (page 62).

The NEOs' performance-based equity awards are tied to achieving an ROA target over a three-year measurement period. The Compensation Committee has determined that a three-year ROA measurement period, which is directly influenced by management's decisions, is an effective metric to measure management's long-term performance. ROA also complements and achieves an appropriate balance with the one-year pretax income margin metric under the annual cash incentive award program. The outstanding 2018, 2019 and 2020 performance-based equity awards will vest when the Company achieves a ROA result within a specified range over the three-year performance periods.

The allocation of performance-based and service-based equity awards is intended to balance performance and retention objectives. In striking the appropriate balance, the Compensation Committee sought to design a program that incentivizes strong performance while also strengthening the retention aspects of the long-term equity awards since the Company does not maintain employment agreements with its officers. Accordingly, since 2016 at least 74% of our CEO's equity awards and 60% of our other NEOs' equity awards have been tied to performance targets. The remaining awards are service-based.

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COMPENSATION DISCUSSION AND ANALYSIS

KEY EXECUTIVE COMPENSATION PRACTICES

	WHAT WE DO AND DON'T DO	See Pages
	Strong pay-for-performance compensation structure with approximately 75% of our CEO's and 65% of our other NEOs' target total direct compensation tied to performance metrics.	51 & 58
We align executive compensation with the interests of our stockholders	Target total direct compensation of our NEOs designed to approximate the market median of our executive compensation peer group when targeted performance levels are achieved.	55
	Performance-based equity awards represented 80% of our CEO and CFO's equity awards and 60% of our other NEOs' equity awards.	61
	Clawback policy for cash and equity compensation.	67
	Stock ownership and retention requirements applicable to all directors and executive officers.	67 & 84

Our executive compensation	Double trigger provisions for accelerated vesting of equity awards upon a change in control.	67
program is designed to reward the Company's executive officers	All NEO performance-based equity awards are tied to a three-year ROA performance target.	53
for strong operational and financial performance and to avoid excessive risk taking	Broad and deep distribution of equity awards throughout management while managing the dilutive impact and expense associated with those awards.	63

	Limited perquisites.	65
	Annual stockholder advisory vote to approve named executive officer compensation.	17
	Independent compensation committee.	59
	Independent, non-executive Chairman of the Board enhances the effectiveness of the Board's oversight and governance and compensation practices.	83
	All variable compensation plans have caps on plan formulas; no unlimited compensation.	n/a
	No employment agreements, severance agreements, change in control/golden parachute agreements or other similar agreements with any executive officer.	65
	No repricing or replacement of stock options.	n/a
We adhere to executive compensation best practices	No tax gross-ups for perquisites, change in control excise taxes or otherwise.	n/a
	No dividends on unvested restricted stock units; dividends accrue and are paid only upon vesting subsequent to achievement of the applicable performance criteria.	n/a
	No hedging of Reliance common stock by directors, officers and employees subject to our Insider Trading and Securities Compliance Policy.	67
	No pledging of Reliance common stock by directors, officers and employees subject to our Insider Trading and Securities Compliance Policy.	68
	No incentive plan design or feature which would encourage excessive risk taking.	n/a
	No share recycling.	n/a

54    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2019 SAY ON PAY VOTE

In 2019, our stockholders overwhelmingly approved, on a non-binding, advisory basis, the compensation of our NEOs, with over 97% of the votes cast in favor of such compensation. The Compensation Committee considered the favorable advisory vote as support for its belief that the Company's pay-for-performance policy operates as it was designed to do, aligning the interests of our executive officers and stockholders and driving the NEOs' performance to enhance long-term stockholder value and achieve Company objectives. The Compensation Committee will continue to consider the outcome of the annual advisory vote to approve compensation when making future compensation decisions for the NEOs.

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Program Objectives

Our compensation program is designed and managed to align executive compensation with Company performance, to motivate our executives to deliver financial and operating results that create and maximize value for our stockholders, and to attract and retain key executive talent. While the Compensation Committee has structured individual components of pay to vary from market medians, it aims for our NEOs total compensation to approximate the median when performance targets are achieved. We believe it is important that our executive compensation program:

  •
  Aligns the interests of our executives with those of our stockholders. We align the financial interests of our executive officers with the interests of our stockholders by tying a majority of our executives' incentive compensation directly to Company performance. In addition, we have implemented significant stock ownership requirements for our executive officers to strengthen the alignment of their interests and our stockholders' interests.

  •
  Promotes and maintains a performance- and achievement-oriented culture. The majority of our NEOs' total direct compensation is tied directly to Company performance through our annual cash incentive awards and performance-based equity awards. We establish performance targets that are demanding, support our strategic and financial objectives, and promote long-term stockholder value, without encouraging unnecessary or excessive risk taking.

  •
  Is competitive. Our program is designed to attract, retain and motivate talented and skilled executives. As such, we structure total direct compensation at target to be competitive with the median compensation paid by companies with whom we may compete for executive talent, including those in our executive compensation peer group. While individual components of pay may vary from market medians, we aim to approximate total pay at median when performance targets are achieved.

The Company enjoys a team-oriented corporate culture and rewards the entire team of corporate officers for their collaborative effort that is reflected in the Company's industry-leading performance. Attracting and retaining a team of outstanding corporate officers with complementary skills and expertise has proven successful for the Company's growth, both organically and through acquisitions, and for maintaining the Company's profitable financial performance, each of which enhances stockholder value. In order to promote our team culture, the Compensation Committee considers internal pay equity when setting compensation levels for our executives. This team approach is best illustrated by our annual cash incentive award program in which all NEOs have the same target annual cash incentive award opportunity (150% of their respective base salaries) based on the same performance objectives. Moreover, equity awards for NEOs are also fairly comparable, with the exception of the CEO and CFO.

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COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF COMPENSATION

A summary of the main elements of our executive compensation program is set forth below:

Element	Type	Description
	Base salaries (see page 62)	• The only component comprised of fixed cash compensation.
• Base salaries for our NEOs approximate the market median paid to comparable officers in our executive compensation peer group.
Cash	Annual performance-based cash incentive awards (see page 62)

•

The 2019 annual cash incentive plan opportunity was established on a sliding scale, ranging from zero for results below the 3.0% pretax income margin threshold, 20% of base salary for results at the 3.0% pretax income margin threshold, a target of 150% of base salary at 5.75% pretax income margin and up to a maximum of 300% of base salary for pretax income margin of 8.5% or higher. If the Company achieves a pretax income margin within the range of 3.0% and 8.5%, then mathematical interpolation is applied to determine the actual incentive award.

• 2019 pretax income margin was 8.5%, which resulted in each NEO receiving award equal to 300% of base salary.
• Target annual cash incentive opportunities for our CEO approximate median opportunities available to chief executives in our executive compensation peer group.
• To promote internal pay equity as well as reinforce an executive team concept, target annual cash incentive opportunities for other NEOs are based on the same salary percentages as the CEO.
Restricted stock unit awards (see page 63)

•

In 2019, 80% of the restricted stock unit awards granted to our CEO and CFO were performance-based. They will only vest if the Company achieves specific ROA for the performance period. The vesting for the remaining 20% of our CEO and CFO's restricted stock unit awards granted in 2019 is dependent on their respective continued service during the three-year period.

Long-Term Equity Compensation

•

In 2019, 60% of the restricted stock unit awards granted to the other NEOs were performance-based and subject to the same three-year ROA performance objectives. The vesting for the remaining 40% of the restricted stock unit awards is dependent on the NEOs' continued service during the three-year period.

•

In 2019, the value of restricted stock unit awards granted to each of our NEOs was above the median but below the 75th percentile of equity awards granted to comparable officers in our executive compensation peer group.

• Results for the three-year performance awards that vested on December 31, 2019 resulted in 162% of the target number of awards vesting.

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COMPENSATION DISCUSSION AND ANALYSIS

Element	Type	Description
	Supplemental Executive Retirement Plan (see page 64)	• Mrs. Lewis and Mr. Sales are the only current NEOs participating in the Supplemental Executive Retirement Plan ("SERP"). Messrs. Hoffman, Koch and Shanley do not participate in the SERP.
• Provides supplemental retirement benefits to certain key employees.
• The SERP was frozen to new participants as of January 1, 2009.
• Benefit amount set to 38% of the average of the participant's highest five years total cash compensation during the final ten years of employment.
Retirement or Deferred Compensation Benefits

•

In comparing the values of the SERP against the retirement benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the values for NEOs who participate in the SERP fall between the 50th to 75th percentile of retirement benefits compared to what they would receive if they participated in the programs of companies in our executive compensation peer group.

	Deferred Compensation Plan (see page 64)	• Because they do not participate in the SERP, Messrs. Hoffman, Koch and Shanley receive Company contributions under the Deferred Compensation Plan.
• Provides supplemental retirement benefits to certain key employees through discretionary Company contributions.

•

In comparing the values of the Reliance Deferred Compensation Plan effective December 1, 2008 (the "Deferred Compensation Plan") against the deferred compensation benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the values for Messrs. Hoffman, Koch and Shanley in the Deferred Compensation Plan approximate median retirement benefits compared to what they would receive if they participated in the programs of companies in our executive compensation peer group.

	Standard Benefits Widely Available to Employees	• Executive officers, including the NEOs, participate in the same benefit plans broadly available to all full-time employees, including health insurance and 401(k) plans.
Other Benefits

•

All non-union Reliance employees, including the NEOs, are eligible to participate in our Employee Stock Ownership Plan ("ESOP"). Employees hired on or after January 1, 2017 are not eligible to participate in the plan and the Company ceased making annual contributions to the ESOP after the 2018 plan year.

Limited Perquisites (see page 65)

•

No perquisites other than a limited temporary housing benefit paid to Mr. Hoffman in 2019 in connection with his promotion to CEO and certain memberships for the NEOs used primarily for business purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

ALLOCATION OF COMPENSATION COMPONENTS

We compensate our executive officers by using a balanced combination of the elements described above that vary by:

  •
  type of compensation (fixed, variable, service-based and/or performance-based);

  •
  length of the performance period (annual and long-term);

  •
  form of compensation (cash and equity); and

  •
  with respect to equity, performance-based and/or service-based.

We believe this balanced mixture supports our compensation objectives, including alignment of our executives and our stockholders' interests, the retention of our key executives, and appropriate emphasis of pay-for-performance. The Compensation Committee has designed the overall compensation program to ensure that a majority of our executives' compensation is at risk and weighted towards Company performance, annual and long-term incentives and stock price appreciation. Although a large portion of our NEOs' compensation is tied to Company performance, the Compensation Committee has no pre-determined mix or allocation among the various elements. The following chart illustrates the targeted allocation of the principal compensation components for our NEOs in 2019. The percentages reflect 2019 salaries, target annual cash incentive compensation and the aggregate grant date fair values of restricted stock units granted in 2019.

MIX OF PRINCIPAL COMPENSATION COMPONENTS

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COMPENSATION DISCUSSION AND ANALYSIS

HOW WE MAKE DECISIONS REGARDING EXECUTIVE COMPENSATION

Compensation Committee and Independent Directors

The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program in concert with all of the Company's independent directors. Compensation for the NEOs is subject to final approval by the independent directors of the Board upon recommendation of the Compensation Committee.

At the request of the independent directors, our CEO annually provides a review and evaluation of each of the executive officers, including the NEOs (other than himself), identifying accomplishments in the past year, achievement of objectives and results, executive development and proposed objectives for the coming year. This information, along with other data including the Company's financial results and achievements, is reviewed and discussed by the Compensation Committee and the independent directors.

The Compensation Committee incorporates the CEO's review into its analysis of the NEOs' total compensation and its consideration of the appropriate mix and structure of the elements of the NEOs' total compensation. The achievement of the Company's goals and objectives (including management development, safety performance, working capital management, and capital allocation) in the past year, as well as the proposed objectives for the coming year, are also considered in the determination of the type, form and total amount of compensation for the CEO. The Compensation Committee also reviews data provided by its independent compensation consultant. Although the base salaries, annual cash incentive awards and long-term incentive awards are considered at different times throughout the year, the Compensation Committee analyzes the proposed total direct compensation package (or the total of base salary, annual cash incentive and long-term incentives) before making any recommendations regarding individual elements of compensation. The Compensation Committee formulates preliminary recommendations on the amount and type of compensation to be paid to the CEO and the other NEOs. The Compensation Committee then discusses with the CEO its preliminary recommendations with respect to the NEOs (other than himself). The Compensation Committee presents final recommendations to the independent directors in executive session. The independent directors make the final determination of and approve the compensation paid to the CEO and the other NEOs.

To ensure that the NEOs and our other executive officers are compensated in a manner consistent with our strategy, competitive market practices, sound corporate governance principles and stockholder interests, the Compensation Committee regularly evaluates our executive compensation program. When doing so, the Committee considers the needs of the business, peer practices, external trends and the results of our annual say-on-pay vote. The Committee also seeks advice from its independent compensation consultant as well as executive management.

Independent Compensation Consultant

The Compensation Committee annually engages an independent compensation consultant to assist it in connection with the review and evaluation of the total compensation package provided to the NEOs and the individual elements of the package. In 2019, the Compensation Committee engaged Pay Governance. Pay Governance reports directly to the Compensation Committee and neither it nor any of its affiliates provided any services to the Company, other than the services to the Compensation Committee with respect to executive compensation and the Nominating and Governance Committee with respect to biennial reviews of our director compensation, which the Board believes is consistent with the independence of the consultant. The Compensation Committee conducted an assessment of Pay Governance's independence, taking into account the factors specified in the NYSE listing standards

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COMPENSATION DISCUSSION AND ANALYSIS

and information provided by Pay Governance, and based on that assessment, determined that Pay Governance is independent.

Compensation Committee Review of Executive Compensation Peer Group and Other Data

When making decisions regarding the compensation of our NEOs, the Compensation Committee considers information from a variety of sources. The Compensation Committee analyzes both the individual elements and the total compensation package for each of the NEOs.

Together with its independent compensation consultant, the Compensation Committee reviews our financial statements and compares our financial results (including stock performance) with those of our executive compensation peer group and our industry peer group, as well as general factors specifically impacting the metals industry, and compares compensation information for our NEOs with that available for comparable executives. In determining each executive's total compensation package, the Compensation Committee considers both qualitative and quantitative criteria, as well as the CEO's recommendations and performance evaluations and historical compensation records of the Company. Although a large portion of compensation is tied to Company performance, the Compensation Committee has no pre-determined mix or allocation among the various elements.

The Compensation Committee annually reviews and, as appropriate, revises the executive compensation peer group in an effort to assure the group continues to reflect any changes in the Company's business, strategy and size as measured by revenue, market capitalization and other factors. The Compensation Committee also considers additional factors such as the Company's stock performance as compared with standard indices, such as the S&P 500, as well as our industry peer group. The Compensation Committee reviews the amount of equity awards and common stock actually held by each NEO, and recognizes that the NEOs are directly impacted by the Company's stock price and, accordingly, their interest in the Company's performance and the impact it has on the market value of the stock is closely aligned with that of the Company's stockholders.

The combination of these analyses helps the Compensation Committee assess how our NEOs are compensated compared to their peers - both in terms of individual components and total compensation, the reasonableness of the Company's incentive plan goals, the alignment of pay and performance, the potential need for recalibration of the Company's pay and incentive goals, and the actual elements of NEO compensation.

Executive Compensation Peer Group

There are no public companies in the metals service center industry that are comparable to the Company in terms of size, stock market capitalization, complexity and performance. Accordingly, in considering executive compensation for 2019, as in prior years, the Compensation Committee and the independent compensation consultant used the executive compensation peer group.

The Compensation Committee, with assistance from the independent compensation consultant, annually reviews specific criteria and recommendations regarding companies to add or remove from the peer group to ensure that the companies in the peer group remain relevant and provide meaningful compensation comparisons.

Our peer group remained unchanged in 2019 and consisted of the twenty (20) public companies listed below. This executive compensation peer group includes a limited number of companies in the metals processing and distribution industry and also includes industrial and manufacturing companies of comparable size in terms of revenues and/or stock market capitalization and complexity. The executive compensation peer group has been constructed, in part, such that the Company's revenues, market cap, enterprise value and invested capital are generally in the middle of the range with the executive

60    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

peer group companies. However, the industrial and manufacturing companies in this peer group are not impacted at all, or to a lesser degree than Reliance, by fluctuations in metal pricing.

AGCO Corporation	Genuine Parts Company	Parker-Hannifin Corporation
AK Steel Holding Corporation	Illinois Tool Works Inc.	Steel Dynamics, Inc.
Allegheny Technologies Incorporated	Ingersoll-Rand plc	Terex Corporation
Commercial Metals Company	MRC Global Inc.	United States Steel Corporation
Cummins Inc.	Navistar International Corporation	W.W. Grainger, Inc.
Dover Corporation	Nucor Corporation	WESCO International, Inc.
Eaton Corporation plc	PACCAR Inc.

Analysis of 2019 Company and Executive Compensation Peer Group Compensation

In 2019, the Compensation Committee extensively analyzed the Company's financial statements, and stock market data of the Company and the most current available executive compensation peer group data. Consistent with the Company's philosophy of pay-for-performance, the Compensation Committee also considered the total direct compensation (base salary, annual cash incentive award and equity awards) and retirement plan benefits of the NEOs as compared to comparable officers in the executive compensation peer group.

Compared to the executive compensation peer group:

  •
  the Company ranked at the 46th percentile for revenues in 2019;

  •
  the Company's revenue growth ranked at the 25th percentile in 2019 and 55th percentile for the five-year period ended December 31, 2019;

  •
  the Company's pretax income margin ranked at the 58th percentile in 2019; and

  •
  the Company's return on total assets ranked at the 78th percentile in 2019 and 49th percentile for the five-year period ended December 31, 2019.

Based on information provided by the independent compensation consultant, the Compensation Committee determined in 2019 that the target total direct compensation of our CEO approximated the median of the chief executive officers in our executive compensation peer group, and the target total direct compensation of our other NEOs was in the top quartile of the comparable executive officers in our executive compensation peer group in 2018 (the most recent full year available).

Internal Pay Equity

The Compensation Committee broadly considers internal pay equity when setting compensation levels for our executives in order to foster a team culture among the executive officers. Our executive compensation program uses the same compensation components for our NEOs, with a few exceptions. Our CEO and CFO receive 80% of their long-term equity incentive awards in performance-based restricted stock units and the remaining 20% in service-based restricted stock units, while the other NEOs receive 60% of their long-term equity incentive award in performance-based restricted stock units and the remaining 40% in service-based restricted stock units. Our annual cash incentive award program provides all NEOs with the same target annual cash incentive award opportunity of 150% of their respective base salaries based on identical performance objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

PRINCIPAL COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Base Salary

The base salary payable to each of our NEOs is the minimum compensation that such executive receives in any year. Base salaries reflect the individual skills, experience and roles and responsibilities of the executive officer within the Company.

In July 2019, after review of base salaries of comparable officers at companies in our executive compensation peer group and consultation with the independent compensation consultant, the Compensation Committee recommended and the independent directors approved base salary increases for the NEOs of 10.2% for Mr. Hoffman, 3.6% for Mr. Koch, 1.6% for Mr. Sales, and 3.8% for Mr. Shanley. Mr. Hoffman received a larger base salary increase consistent with his promotion to Chief Executive Officer effective January 1, 2019. Mrs. Lewis received a base salary increase of 30.4%, effective January 1, 2019, in connection with the implementation of the Company's strategic long-term management succession plan, in recognition of her performance and value to the Company, and to encourage her retention. Consistent with our historical pay practices, even after these adjustments, base salaries of our NEOs continue to approximate the market median of salaries paid to comparable officers at companies in our executive compensation peer group.

We do not have employment agreements with any of our executive officers. No executive officer has a minimum base salary or guaranteed salary increase.

Annual Cash Incentive Awards

The Compensation Committee uses pretax income margin as the metric for measuring the Company's financial performance under the annual cash incentive plan. The Compensation Committee selected pretax income margin because it is the primary metric informing the Company's corporate and operational decision-making, including capital allocation. The Compensation Committee believes that pretax income margin is a good metric for purposes of our annual cash incentive plan as it incentivizes management to increase the Company's long-term profitability and efficiency.

In concert with the Company's compensation philosophy of overweighting performance-based pay, our NEOs have annual cash incentive opportunities that may result in higher cash payments than those for comparable officers within our executive compensation peer group, but such awards are only payable if the Company meets demanding objectives. This structure currently results in total cash compensation near the median for our CEO compared to the chief executives of companies in our executive compensation peer group and total cash compensation above the median for our other NEOs compared to similar executives of companies in our executive compensation peer group.

As in past years, each NEO has a 2020 target annual cash incentive award of 150% of base salary. The target award of 150% will be earned if 2020 pretax income margin is 5.75%, which would place the Company in approximately the 50th percentile of pretax income margin performance in its executive compensation peer group. No payment will be made if pretax income margin is less than 3.0%, which would place the Company in the 34th percentile of pretax income margin performance in its executive compensation peer group. The maximum award of 300% will be earned if pretax income margin equals or exceeds 8.5%, which would place the Company in the 67th percentile of pretax income margin performance in its executive compensation peer group, which had not been achieved since 2008. In the five-year period from January 1, 2015 through December 31, 2019, the Company achieved pretax income margin less than the threshold zero times, equal to or above the threshold but less than target one time, equal to or above target but less than the maximum three times, and equal to or exceeding

62    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

the maximum one time. Accordingly, the Committee believes these pretax income margin goals are appropriately demanding from the perspectives of both the stockholders and the executives.

	Pretax Income Margin	Payout as Percentage of Base Salary
Threshold	3.0%	20%
Target	5.75%	150%
Maximum	8.5%	300%

Awards are calculated on a sliding scale. If the Company achieves annual pretax income margin within the range of 3.0% and 8.5%, then mathematical interpolation is used to determine the actual incentive award.

When analyzing the actual and potential payouts under the Company's annual cash incentive plan, especially its maximum incentive awards and resulting cash compensation levels, the Committee found the plan supported its pay-for-performance principles in 2019. Pretax income margin (as calculated per the terms of the plan) for 2019 was 8.5% and resulted in the maximum payout under the plan equal to 300% of each NEO's year-end base salary.

Pretax income of 8.5% produced cash compensation levels equal to the executive compensation peer top quartile. 2019 was the first time in over ten years that the Company achieved this level of pretax income margin. Management only receives maximum levels of pay by delivering exceptional results.

Long-Term Equity Incentive Compensation

The Compensation Committee recommends grants of equity awards for NEOs, but the independent directors approve all such grants. The Compensation Committee considers executive compensation peer group data from Pay Governance as well as the recommendations of our CEO with respect to any grants of equity awards to the NEOs (other than himself) and other executive officers, as well as to corporate officers and other key employees.

In making its recommendations to the independent directors, the Compensation Committee considers the position of the NEO, his or her importance to the Company's results and operations, his or her individual performance, the equity awards previously granted to that individual, the terms and market value of the equity grant, the total value of the equity grant and the relative number of such recommended grants among the various individuals then under consideration for grants, as well as the potential dilution and the related expense as a percentage of pretax income. The Committee also considers market data for executives in comparable positions within our executive compensation peer group.

Eighty percent (80%) of our CEO and CFO's restricted stock unit awards and sixty percent (60%) of the other NEOs' restricted stock unit awards granted in 2019 will vest if, after a three-year period that expires on December 31, 2021, the Company achieves a ROA result within a specified range. The remaining twenty percent (20%) of the CEO and CFO's restricted stock unit awards granted in 2019 and forty percent (40%) of the other NEOs' restricted stock unit awards will vest on December 1, 2021 subject to the individuals' continued service through such date. The allocation of performance-based and service-based awards is intended to balance performance and retention objectives. In striking the appropriate balance, the Compensation Committee sought to design a policy that incentivizes strong performance while also strengthening the retention aspects of the long-term equity awards since the Company does not maintain employment agreements with its executive officers. The restricted stock units will be forfeited if the ROA results are not achieved at or above the threshold (for performance-based awards), or the individual voluntarily leaves the Company or is terminated for cause. The award agreements for the restricted stock units provide for prorated vesting if an individual terminates (i) due to a qualifying retirement, death or disability or (ii) without cause following a change in control.

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COMPENSATION DISCUSSION AND ANALYSIS

The 2019 performance-based awards will vest when the Company achieves a ROA result within a specified range over the three-year performance period ending December 31, 2021. ROA for the performance period is calculated as the average of the annual ROA (operating income for the year (as adjusted for certain non-recurring items) divided by the average total assets for the year) for each of the three years in the performance period. Mathematical interpolation is applied to determine the actual incentive award if the calculated ROA result is within the specified range.

	ROA	Number of RSUs Vested
Threshold	6%	25%
Target	8%	100%
Maximum	13%	200%

During the 10-year period from January 1, 2010 through December 31, 2019, the Company has achieved ROA below the threshold of performance zero times; between the threshold and target five times; between the target and maximum five times; and in excess of the maximum zero times. As with the Company's pretax income margin goals, the Committee believes these historical results indicate its long-term performance goals are reasonably demanding.

Results for the performance-based equity awards granted in 2017 were determined in the first quarter of 2020 and awards vested at 162% of the target.

SERP and Deferred Compensation Plan

SERP.    In 1996, the Company adopted a SERP to provide post-retirement benefits to certain of our executive officers and other key employees and also to provide for a pre-retirement death benefit. The SERP was amended and restated effective as of January 1, 2009 at which time it was frozen to new participants. The 2009 amendment and restatement shifted the risk of the performance of the individual's retirement plan investments from the Company to the participants, eliminated the offsets to the SERP benefit and reduced the benefit amount to 38% of the average of the participant's highest five years total cash compensation during the final ten years of employment (from 50% less offsets for the value of the Company contributions to the Reliance Steel & Aluminum Co. Master 401(k) Plan (the "401(k) Plan") and ESOP plan as well as social security benefits). The 2009 amendment and restatement also brought the SERP into compliance with Rule 409A under the Internal Revenue Code, among other things. Mrs. Lewis and Mr. Sales are the only NEOs that participate in the SERP. Messrs. Hoffman, Koch and Shanley are not participants in the SERP.

Deferred Compensation Plan.    We also adopted the Deferred Compensation Plan to provide supplemental retirement benefits to certain key employees as well as to combine and replace certain deferred compensation plans and supplemental executive retirement plans that existed at certain companies at the time we acquired them. The Deferred Compensation Plan does not provide for any minimum or guaranteed rate of return.

The Deferred Compensation Plan was amended and restated effective January 1, 2013 to allow all corporate officers and subsidiary officers to participate. Messrs. Hoffman, Koch and Shanley are the only NEOs receiving Company contributions under the Deferred Compensation Plan at this time. Mr. Hoffman was previously a participant in a subsidiary plan that was replaced by the Deferred Compensation Plan. In addition, as a former employee of Earle M. Jorgensen Company, a wholly-owned subsidiary of Reliance, Mr. Hoffman is entitled to receive the cash equivalent of 3,729.21 shares of Reliance common stock with a market value of $446,610 as of December 31, 2019 under the Earle M. Jorgensen Company Supplemental Bonus Plan.

The Compensation Committee considers the SERP benefits and any benefits under the Deferred Compensation Plan in its analysis of each of the NEOs' total compensation. In comparing the values of

64    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

the SERP and the Deferred Compensation Plan against the retirement benefits offered at companies in the Company's executive compensation peer group in July 2019, the Compensation Committee found that the values of these benefits are competitive for the NEOs.

Other Benefits

Limited Perquisites.    Perquisites provided by the Company are limited in both type and monetary value. The Company reimburses our NEOs for certain memberships used primarily for business purposes. In addition, in connection with his promotion to CEO, the Company reimbursed Mr. Hoffman $42,726 in 2019 for certain temporary housing expenses.

Other Benefits.    Other than the SERP and Deferred Compensation Plan described above, the NEOs participate in the Company's health, welfare, retirement and other plans, such as the ESOP, on the same basis as these benefits are generally available to all eligible employees. Employees hired on or after January 1, 2017 are not eligible to participate in the ESOP and the Company ceased making annual contributions to the ESOP after the 2018 plan year.

ADDITIONAL INFORMATION

No Employment Agreements; Potential Payments Upon Termination or Change in Control

We do not have individual employment agreements that provide change in control or severance benefits to any of the NEOs. We have been successful in attracting and retaining an experienced and effective management team without the use of such agreements. Most of our executives have been with Reliance for many years and have built their careers at Reliance and its subsidiaries. On average, our NEOs have more than 14 years' tenure with Reliance and over 35 years of industry experience. Generally, if an employee ceases to be employed at the Company before his or her RSUs vest, these units will expire on the date the employee is terminated unless the termination is due to death, disability, retirement or a change in control. If employment is terminated due to death, disability, or qualifying retirement (meaning the officer is at least 62 years of age with at least 10 years of consecutive service) during the year, the executive (or beneficiary) remains eligible to receive a pro rated payout of his or her RSUs based on the number of days employed during the vesting period.

The following table and discussion set forth the estimated incremental value that would have been transferred to each NEO under various scenarios relating to a termination of employment if such termination had occurred on December 31, 2019. The actual amounts that would be paid to any NEO upon termination of employment can only be determined at the time of an actual termination of employment and would vary from those listed below.

RELIANCE STEEL & ALUMINUM CO.    65

COMPENSATION DISCUSSION AND ANALYSIS

Estimated Benefits Upon Termination or Change in Control

	Qualified Retirement ($)	Termination for Cause ($)	Termination Without Cause ($)	Termination Without Cause Following Change-in- Control ($)	Change-in- Control Only ($)	Death ($)	Disability ($)
James D. Hoffman
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	12,156,352	0	0	12,156,352	0	12,156,352	12,156,352
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	0	0	0	0	0	0	0
Total	12,156,352	0	0	12,156,352	0	12,156,352	12,156,352
Karla R. Lewis
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	8,615,763	0	0	8,615,763	0	8,615,763	8,615,763
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	0	0	0	2,029,711	0	788,467	0
Total	8,615,763	0	0	10,645,474	0	9,404,230	8,615,763
William K. Sales, Jr.
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	5,150,690	0	0	5,150,690	0	5,150,690	5,150,690
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	141,492	0	141,492	584,381	0	0	141,492
Total	5,292,182	0	141,492	5,735,071	0	5,150,690	5,292,182
Stephen P. Koch
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	4,631,964	0	0	4,631,964	0	4,631,964	4,631,964
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	780,491	0	0	0	0	780,491	780,491
Total	5,412,455	0	0	4,631,964	0	5,412,455	5,412,455
Michael P. Shanley
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	4,541,964	0	0	4,541,964	0	4,541,964	4,541,964
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	975,547	0	0	0	0	975,547	975,547
Total	5,517,511	0	0	4,541,964	0	5,517,511	5,517,511

(1)
Includes the prorated value of the number of unvested restricted stock units based on a shortened performance period ending on December 31, 2019 (based on performance through such date). The value of equity included in this amount is based on a price per share of $119.76, the closing price of the Company's common stock on December 31, 2019. Upon a change in control without termination occurring on December 31, 2019, the NEO would be fully vested in the 2019 annual cash incentive and the performance-based restricted stock awards granted in 2017, having been employed the entire performance period.

(2)
Excludes certain benefits generally available to salaried employees, such as certain disability benefits, accrued vacation and distributions under our 401(k) and ESOP plans.

(3)
Represents the amount of benefit in excess of the present value of accumulated benefits payable on retirement by the SERP or the amount of unvested company contributions under the Deferred Compensation Plan (see page 64).

The SERP provides that if a participant is terminated without cause following a change in control or a participant has attained age 55 and completed 10 years of service, any unvested rights of a participant to receive certain retirement benefits under the SERP shall become fully vested. If a participant incurs a separation of service from the Company (other than a separation due to death or disability) prior to (i) attaining age 55 and completing 10 years of service or (ii) termination without cause following a change in control, then such participant shall not be entitled to any benefits under the SERP. The Deferred Compensation Plan provides that the participants receive their vested account balance upon a change in control.

66    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The restricted stock units provide that upon a change in control if a recipient's employment is terminated or substantially diminished (a.k.a. double trigger):

  •
  the service-based restricted stock units will become vested by prorating the number of such restricted stock units as if the vesting period ended on the date of the termination, and

  •
  the performance-based restricted stock units will become vested only upon the achievement of the relevant performance metric measured during a shortened performance period ending on the most recent quarter-end before the date of the termination, with the number of shares prorated based on such shortened performance period.

Stock Ownership Requirements

Our stock ownership policy requires our officers to own shares of our common stock (including unvested restricted stock units) equal in value to a multiple of their respective annual base salaries within five years from the date of appointment. The stock ownership requirements applicable to our senior executive officers as well as the value of common stock held by them is set forth below:

Role	Value of Common Stock Required to be Owned	Value of Common Stock Held at 3/31/20 ($)(1)	Multiple of Base Pay
CEO	5 times annual base salary	20,856,756	17.6x
CFO	4 times annual base salary	15,836,622	17.6x
Executive Vice Presidents	3 times annual base salary	13,339,782	21.0x
Senior Vice Presidents	2.25 times annual base salary	17,786,901	8.3x

(1)
The value of unvested performance-based restricted stock units is calculated based on target-level awards for the ownership requirement.

All of the NEOs are in compliance with these stock ownership requirements. See the "Securities Ownership of Certain Beneficial Owners and Management" table below on page 76 for the current stock ownership of our directors and the NEOs.

Clawback Policy

To further reduce the possibility of excessive risk taking, the Compensation Committee has adopted a clawback policy that requires NEOs to repay to the Company all or a portion of the incentive cash award or restricted stock units awarded to the NEO if the basis for the award adversely changed as a result of a restatement of the Company's financial statements or any other material change in the factors underlying the performance criteria.

Hedging and Pledging Policies

Our Insider Trading and Securities Compliance Policy contains provisions restricting the hedging and pledging of Company securities by our directors, officers and certain employees.

Derivatives Trading.    Directors, officers and designated insider employees subject to our insider trading policy may not purchase or sell options on Reliance common stock or engage in short sales of Reliance common stock.

Hedging Policy.    Directors, officers and designated insider employees subject to our insider trading policy are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset any change in the value of the Company's securities held directly or indirectly by such individual, including units granted as a component of compensation or otherwise.

RELIANCE STEEL & ALUMINUM CO.    67

COMPENSATION DISCUSSION AND ANALYSIS

Pledging Policy.    Directors, officers and designated insider employees subject to our insider trading policy are prohibited from holding securities of the Company in a margin account or pledging such securities as collateral for loans, except for securities pledged as of the effective date of the policy or which have already been pledged at the time an individual becomes a director. None of the Company's directors or executive officers had any such grandfathered pledging arrangements in place as of December 31, 2019.

Tax and Accounting Considerations

Under Section 162(m) of the Internal Revenue Code, a publicly held company generally is limited to a $1 million annual tax deduction for compensation paid to each of its "covered employees," which are the NEOs. Prior to the enactment of the Tax Cuts and Jobs Act of 2017, certain "qualified performance-based compensation" was excluded from the $1 million deduction limit. The Tax Cuts and Jobs Act of 2017 repealed the qualified performance-based compensation exception, subject to a transition rule for compensation provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after that date.

The Company, however, has not taken any steps at this time to change its compensation program to reflect the change in the Code. While the Compensation Committee believes that the tax deductibility of compensation is a factor to be considered, the Compensation Committee believes that it is in the best interests of the Company and our stockholders for the Committee to exercise discretion to grant awards even if the award is not deductible for tax purposes.

68    2020 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is composed entirely of the independent, non-employee directors listed below.

The Compensation Committee has reviewed the CD&A and has discussed it with senior management. Based on the review and discussions, the Compensation Committee unanimously recommended to the Board of Directors that the CD&A be included in this proxy statement and, to the extent appropriate, the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

This report is submitted on behalf of the members of the Compensation Committee.

Date: April 8, 2020

Karen W. Colonias	John G. Figueroa, Chair Andrew G. Sharkey, III	Robert A. McEvoy

RELIANCE STEEL & ALUMINUM CO.    69

EXECUTIVE COMPENSATION TABLES

The following table summarizes certain information concerning the compensation that our NEOs earned for the years 2019, 2018 and 2017:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
James D. Hoffman	2019	1,130,000	—	7,198,088	—	3,555,000	—	1,886,914	13,770,002
President and Chief	2018	730,000	—	1,954,832	—	1,911,000	—	392,386	4,988,218
Executive Officer	2017	650,000	—	1,552,200	—	1,156,000	—	329,302	3,687,502
Karla R. Lewis	2019	900,000	—	3,799,358	—	2,700,000	2,214,002	184,188	9,797,548
Senior Executive Vice	2018	672,500	—	1,954,832	—	1,690,500	(71,210)	104,662	4,351,284
President and Chief	2017	637,500	—	1,552,200	—	1,113,500	544,008	38,332	3,885,540
Financial Officer

William K. Sales, Jr.	2019	630,000	—	1,518,863	—	1,905,000	1,983,286	160,428	6,197,577
Executive Vice President,	2018	609,000	—	1,453,485	—	1,531,250	331,568	92,386	4,017,689
Operations	2017	579,000	—	1,341,260	—	1,008,100	735,406	29,302	3,693,068
Stephen P. Koch	2019	565,000	—	1,360,373	—	1,725,000	—	205,625	3,855,998
Senior Vice President,	2018	540,000	—	1,301,817	—	1,359,750	—	184,202	3,385,769
Operations	2017	512,500	—	1,201,960	—	892,500	—	129,302	2,736,262

Michael P. Shanley	2019	535,000	—	1,360,373	—	1,635,000	—	344,625	3,874,998
Senior Vice President,	2018	511,500	—	1,301,817	—	1,286,250	—	284,202	3,383,769
Operations	2017	486,500	—	1,201,960	—	846,600	—	221,734	2,756,794

(1)
The amounts in this column reflect the grant date fair value of the target number of restricted stock units awarded in 2019, 2018 and 2017. The values are calculated in accordance with the Stock Compensation topic of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (the "Codification") and pursuant to the Company's equity compensation plans by multiplying the closing price of the Company's common stock on the grant date by the number of service-based restricted stock units and the target number of performance-based restricted stock units awarded to each NEO. Results for the performance-based equity awards granted in 2017 were determined in February 2020. The performance-based equity awards granted in 2017 vested on December 31, 2019, with payouts on the 2017 Return on Assets ("ROA") award above target, resulting in total performance shares earned by our NEOs at 162% of the target. The grant date fair values of performance-based RSUs granted to each NEO in 2019 at the maximum possible payout are as follows: $11,516,940 for Mr. Hoffman; $6,078,972 for Mrs. Lewis; $1,822,635 for Mr. Sales; and $1,632,447 for Messrs. Koch and Shanley.

(2)
Represents earned amounts under the Company's annual cash incentive plan. See "Principal Components of Our Executive Compensation Program—Annual Cash Incentive Awards" on page 62 and "Grants of Plan Based Awards" on page 71.

(3)
The amounts represent the change in the present value of the accumulated benefits payable on the retirement of the NEOs that participate in the SERP. These amounts are determined using interest rate and mortality assumptions consistent with those included in Note 13 of the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2019. The following summarizes the total change in pension value in 2019 due to the change in the discount rate, mortality tables, and other factors:

Name	Change in Pension Value Due to Change in Discount Rate ($)	Change in Pension Value- All Other ($)	Total Change in Pension Value ($)
Karla R. Lewis	676,909	1,537,093	2,214,002
William K. Sales, Jr.	168,868	1,814,418	1,983,286

70    2020 PROXY STATEMENT

(4)
The 2019 All Other Compensation amounts are composed of the following:

Name	401(k) Match Contributions ($)	Company Contribution to Deferred Compensation Plan ($)	Dividend Equivalents on Restricted Stock Units ($)	Temporary Housing Benefit ($)	All Other Compensation ($)
James D. Hoffman	9,800	1,660,000	174,388	42,726	1,886,914
Karla R. Lewis	9,800	—	174,388	—	184,188
William K. Sales, Jr.	9,800	—	150,628	—	160,428
Stephen P. Koch	9,800	61,000	134,825	—	205,625
Michael P. Shanley	9,800	200,000	134,825	—	344,625

GRANTS OF PLAN BASED AWARDS

The Company currently has no non-equity or equity incentive plans for its executive officers other than our annual cash incentive plan and the Amended and Restated 2015 Incentive Award Plan. The following table sets forth plan-based awards granted to the NEOs during 2019:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Options (#)	Awards ($/sh)	Awards ($)(4)
James D. Hoffman	237,000	1,777,500	3,555,000	3/25/2019	16,350	65,400	130,800				5,758,470
				3/25/2019				16,350	—	—	1,439,618
Karla R. Lewis	180,000	1,350,000	2,700,000	3/25/2019	8,630	34,520	69,040				3,039,486
				3/25/2019				8,630	—	—	759,872
William K. Sales, Jr.	127,000	952,500	1,905,000	3/25/2019	2,588	10,350	20,700				911,318
				3/25/2019				6,900	—	—	607,545
Stephen P. Koch	115,000	862,500	1,725,000	3/25/2019	2,318	9,270	18,540				816,224
				3/25/2019				6,180	—	—	544,149
Michael P. Shanley	109,000	817,500	1,635,000	3/25/2019	2,318	9,270	18,540				816,224
				3/25/2019				6,180	—	—	544,149

(1)
Reflects the threshold, target and maximum payout amounts of non-equity incentive plan awards that were in effect for 2019 under the annual cash incentive plan. The threshold, target and maximum payout amounts were determined in accordance with the terms of the annual cash incentive plan. The award amount is a percentage of the NEO's year-end base salary, with the percent based upon the threshold, target and maximum targets. In order to receive any award, the Company's pretax income margin must be at least 3.0%, which results in an award of 20% of the NEO's year-end base salary. The 2019 target amount is based on a pretax income margin of 5.75% and results in an award of 150% of the NEO's year-end base salary. The maximum amount is based on a pretax income margin of 8.5% or higher, which results in an award of 300% of the NEO's year-end base salary. These columns do not reflect the actual amounts paid, but only provide an example of how the awards would be calculated under the plan if the specified levels of pretax income margin were achieved. Pretax income margin (as calculated per the terms of the plan) for 2019 was 8.5%, which was at the maximum level and resulted in a payout under the plan equal to 300% of each NEO's year-end base salary and is included in the Summary Compensation Table, above.

(2)
Reflects the threshold, target and maximum number of shares of common stock of the Company for the restricted stock units granted in March 2019 that will vest if the Company achieves certain ROA performance goals. The performance period for all such awards is a three-year performance period consistent with prior years. The 128,810 performance-based awards granted to the NEOs represent the target number of shares and will vest based on the achievement of the ROA performance goals.

(3)
Represents the number of service-based restricted stock units awarded to each NEO in March 2019 that will vest if the NEO continues to be employed by the Company until December 1, 2021.

(4)
Reflects the grant date fair value of the service-based restricted stock units and the target number of performance-based restricted stock units awarded to each NEO.

RELIANCE STEEL & ALUMINUM CO.    71

OPTION EXERCISES AND STOCK VESTING

The following table sets forth information for the NEOs with regard to stock options exercised, service-based RSUs vested and settled and performance-based RSUs determined during 2019:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James D. Hoffman	—	—	24,960	2,475,970
Karla R. Lewis	—	—	24,960	2,475,970
William K. Sales, Jr.	—	—	21,560	2,138,766
Stephen P. Koch	—	—	19,300	1,914,751
Michael P. Shanley	—	—	19,300	1,914,751

(1)
The amounts are based on the closing price of the Company's common stock on the vesting date. Results for the performance-based equity awards granted in 2016 were determined in February 2019. The performance-based equity awards granted in 2016 vested on December 31, 2018, with payouts on the 2016 ROA award above target, resulting in total performance shares earned by our NEOs at 130% of the target.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth outstanding equity awards held by the NEOs at December 31, 2019:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
James D. Hoffman	—	—	—	—	—	25,630	3,069,449	158,640	18,998,726
Karla R. Lewis	—	—	—	—	—	17,910	2,144,902	96,880	11,602,349
William K. Sales, Jr.	—	—	—	—	—	13,800	1,652,688	41,400	4,958,064
Stephen P. Koch	—	—	—	—	—	12,360	1,480,234	37,080	4,440,701
Michael P. Shanley	—	—	—	—	—	12,360	1,480,234	37,080	4,440,701

(1)
The annual ROA calculated for the year ended December 31, 2019 was above target. In accordance with SEC rules, performance-based awards are reported at maximum levels.

(2)
The value is based on a price per RSU of $119.76, the closing price of the Company's common stock on December 31, 2019.

(3)
The table below shows the vesting schedule for all unvested restricted stock unit awards:

	Vesting Schedule for Unvested Restricted Stock Unit Awards

Name	Grant Date	2020	2021
James D. Hoffman	3/27/2018	37,120	—
	3/25/2019	—	147,150
Karla R. Lewis	3/27/2018	37,120	—
	3/25/2019	—	77,670
William K. Sales, Jr.	3/27/2018	27,600	—
	3/25/2019	—	27,600
Stephen P. Koch	3/27/2018	24,720	—
	3/25/2019	—	24,720
Michael P. Shanley	3/27/2018	24,720	—
	3/25/2019	—	24,720

72    2020 PROXY STATEMENT

PENSION BENEFITS

The estimated present value of accumulated benefits payable by the SERP at the normal retirement age of 65 for each of the executive officers named below, determined using interest rate and mortality assumptions consistent with those included in Note 13 in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, is as follows:

Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During 2019 ($)
Karla R. Lewis	Supplemental Executive Retirement Plan	28	5,637,804	—
William K. Sales, Jr.	Supplemental Executive Retirement Plan	22	7,346,012	—

(1)
Messrs. Hoffman, Koch and Shanley are not participants in the SERP.

Reliance adopted the Deferred Compensation Plan effective December 1, 2008; it was subsequently amended and restated effective January 1, 2013. The Deferred Compensation Plan is administered by the Compensation Committee. NEOs who participate in the SERP do not receive contributions from the Company under the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2019 ($)	Company Contributions in 2019 ($)		Aggregate Gain in 2019 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/19 ($)(2)
James D. Hoffman	—	1,660,000	(1)	481,397	—	4,729,814
William K. Sales, Jr.	—	—		360,206	—	1,632,185
Stephen P. Koch	—	61,000	(1)	44,759	—	1,931,231
Michael P. Shanley	—	200,000	(1)	317,765	—	2,352,448

(1)
In 2019, $1,660,000 was reported as "All Other Compensation" to Mr. Hoffman, $61,000 to Mr. Koch and $200,000 to Mr. Shanley in the Summary Compensation Table and vested on December 31, 2019 for Mr. Hoffman, on December 31, 2022 for Mr. Koch, and 50% on January 1, 2020, 25% on January 1, 2021 and 25% on January 1, 2022 for Mr. Shanley.

(2)
Of the amounts in this column, $1,903,731 for Mr. Hoffman, $750,000 for Mr. Koch and $800,000 for Mr. Shanley was included in the Summary Compensation Table for previous years.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding shares outstanding and available for issuance under our Amended and Restated Stock 2015 Incentive Award Plan and our Directors Equity Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (#)
Equity compensation plans approved by our stockholders	6,000	44.99	1,125,344
Equity compensation plans not approved by our stockholders	—	—	—
Total	6,000	44.99	1,125,344

RELIANCE STEEL & ALUMINUM CO.    73

PAY RATIO DISCLOSURE

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended. The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee's compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it very difficult to compare pay ratios with other companies, including those within our industry.

We identified the median employee from the Company's employee population as of December 31, 2019. After excluding employees under the "de minimis exemption" (as described below), the Company's employee population consisted of 14,237 employees located in the U.S., Canada, Mexico and the United Kingdom. For purposes of identifying the median employee, the Company was permitted to exclude up to 5% of its total employees who are non-U.S. employees. The Company relied on this exemption to exclude the employee populations of the following jurisdictions, which collectively accounted for less than 5% of the Company's total employee population of 14,755 as of December 31, 2019: Australia (9); Belgium (36); France (79); India (21); Malaysia (78); People's Republic of China (109); Singapore (47); South Korea (78); Turkey (31); and the United Arab Emirates (30).

In identifying our median employee, we calculated the annual total compensation of each employee for the 12-month period that ended on December 31, 2019. Annual total compensation for these purposes included base salary, overtime wages, bonus, commissions, incentives and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal payroll records. Specifically excluded from the annual compensation measure in identifying the median employee were retirement benefits and stock-based compensation. The compensation for full-time employees who were not employed by us for the entire 12-month period was annualized to reflect compensation for the entire 12-month period.

The 2019 annual total compensation as determined under Item 402(u) of Regulation S-K for our CEO was $13,770,002. As reflected in the Summary Compensation Table, $7,198,008 of our CEO's total compensation was equity-based of which 80% is tied to performance targets. The 2019 annual total compensation for our median employee was $58,100. The ratio of our CEO's annual total compensation to our median employee's total cash compensation for fiscal year 2019 is approximately 237 to 1.

74    2020 PROXY STATEMENT

DIRECTOR COMPENSATION

The Company's philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. We compensate each non-employee director with an annual retainer as well as an annual grant of restricted stock. We do not pay additional fees for attendance at Board meetings, committee meetings, and meetings of the non-management or independent directors. We pay additional amounts to the chairs of the standing committees of the Board and the non-executive Chairman of the Board. Directors who are employees of the Company (currently, only Mr. Hoffman) receive no additional compensation for service as a director. Gregg J. Mollins retired from the Board in October 2019. As an employee of the Company in 2019, Mr. Mollins did not receive any compensation for his service as a director. All directors are reimbursed for expenses incurred in connection with Board meetings, committee meetings, and meetings of the non-management or independent directors.

In 2019, each non-employee director was paid an annual retainer of $130,000 and received an award of 1,455 shares of restricted stock (approximately $130,000 grant date fair value). In addition, the Company paid the Audit Committee Chair an annual retainer of $25,000, the Compensation Committee Chair an annual retainer of $20,000, and the Nominating and Governance Committee Chair an annual retainer of $15,000. In addition, the Company's non-executive Chairman of the Board receives an annual retainer of $150,000. All cash payments to directors in 2019 were paid in equal quarterly installments. In 2020, the Company will pay the Audit Committee Chair an annual retainer of $25,000, the Compensation Committee Chair an annual retainer of $20,000, and the Nominating and Governance Committee Chair an annual retainer of $15,000.

The Nominating and Governance Committee reviews the competitiveness of director compensation every other year, including the appropriateness of the form, mix and amount of director compensation, and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. The Nominating and Governance Committee also seeks advice from the Company's independent compensation consultant.

DIRECTOR SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding fees paid and expense for equity awards under the Directors Equity Plan during 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Sarah J. Anderson	155,000	129,990	284,990
Lisa L. Baldwin(2)	32,500	—	32,500
Karen W. Colonias	130,000	129,990	259,990
John G. Figueroa	150,000	129,990	279,990
Thomas W. Gimbel(3)	65,000	—	65,000
David H. Hannah	130,000	129,990	259,990
Douglas M. Hayes(3)	65,000	—	65,000
Mark V. Kaminski	280,000	129,990	409,990
Robert A. McEvoy	130,000	129,990	259,990
Andrew G. Sharkey, III	130,000	129,990	259,990
Douglas W. Stotlar	145,000	129,990	274,990

(1)
The amounts in this column reflect the grant date fair value of the shares of stock awarded in 2019. The values are calculated in accordance with the Stock Compensation topic of the FASB Codification, and are based on the closing price of the Company's common stock on the date of the grant.

(2)
Ms. Baldwin was appointed to the Board of Directors in October 2019.

(3)
Messrs. Gimbel and Hayes retired from the Board of Directors effective at the 2019 Annual Meeting.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2020, with respect to the beneficial ownership of our common stock by (i) persons or groups known to Reliance to be beneficial owners of more than five percent (5%) of Reliance's common stock, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group:

Names and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Outstanding Shares Owned
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,215,647	(3)	11.34%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,701,276	(4)	10.53%
Sarah J. Anderson	11,629		*
Lisa L. Baldwin	—		*
Karen W. Colonias	4,655		*
John G. Figueroa	16,332		*
David H. Hannah	79,655	(5)	*
James D. Hoffman	46,222	(6)	*
Mark V. Kaminski	26,320	(7)	*
Stephen P. Koch	9,625	(8)	*
Karla R. Lewis	68,566	(9)	*
Robert A. McEvoy	19,365	(10)	*
William K. Sales, Jr.	99,443	(11)	*
Michael P. Shanley	13,359	(12)	*
Andrew G. Sharkey, III	21,400	(13)	*
Douglas W. Stotlar	4,655	(14)	*
All directors and executive officers as a group (16 persons)	429,790	(15)	*

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071.

(2)
Reliance has been advised that the named stockholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

(3)
The Vanguard Group filed an amended Schedule 13G on February 12, 2020 in which it identifies itself as an investment advisor having sole voting power over 35,378 shares, shared voting power

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  over 13,255 shares, shared dispositive power over 38,585 shares and sole dispositive power over 7,177,062 shares.

(4)
BlackRock, Inc. filed an amended Schedule 13G on January 10, 2020 in which it identifies itself as a parent holding company, with sole voting power over 6,259,275 shares and sole dispositive power over 6,701,276 shares.

(5)
All shares owned by Mr. Hannah are held by Mr. Hannah and his wife as co-trustees of the David H. and Joan B. Hannah Family Trust.

(6)
Excludes 1,110 shares and 3,595 shares with respect to which Mr. Hoffman has a vested right and shared voting power pursuant to our ESOP and 401(k) Plan, respectively. Excludes 191,896 unvested restricted stock units.

(7)
Includes 20,341 shares owned by Mr. Kaminski and 5,979 shares held by Mr. Kaminski as trustee of the Elizabeth S. Kaminski Gift Trust.

(8)
Excludes 747 shares and 1,071 shares with respect to which Mr. Koch has a vested right and shared voting power pursuant to our ESOP and 401(k) Plan, respectively. Excludes 47,323 unvested restricted stock units.

(9)
Excludes 6,678 shares and 200 shares with respect to which Mrs. Lewis has a vested right and shared voting power pursuant to our ESOP and 401(k) Plan, respectively. Excludes 112,238 unvested restricted stock units.

(10)
Includes 18,155 shares owned by Mr. McEvoy and 1,210 shares held as custodian for his children under the Uniform Transfers to Minors Act. Mr. McEvoy disclaims beneficial ownership of the 1,210 shares held as custodian for his children.

(11)
Excludes 2,931 shares with respect to which Mr. Sales has a vested right and shared voting power pursuant to our ESOP. Excludes 52,855 unvested restricted stock units.

(12)
Excludes 251 shares with respect to which Mr. Shanley has a vested right and shared voting power pursuant to our ESOP. Excludes 47,323 unvested restricted stock units.

(13)
Includes 6,348 shares owned by Mr. Sharkey and 15,052 shares held by Mr. Sharkey as trustee of the Sharkey Family Trust.

(14)
4,655 shares are held by Kivi Talo Holdings LLC of which Mr. Stotlar is the sole member. Mr. Stotlar disclaims beneficial ownership of the 4,655 shares held by Kivi Talo Holdings LLC.

(15)
See notes 5 through 14, plus 8,564 shares held by other executive officers; excludes 416 shares and 1,729 shares with respect to which the other executive officers have a vested right and shared voting power pursuant to our ESOP and 401(k) Plan, respectively. Excludes 76,876 unvested restricted stock units.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PRINCIPLES OF CORPORATE GOVERNANCE

The Board of Directors has adopted Principles of Corporate Governance outlining the responsibilities of the Board. These Principles of Corporate Governance are posted on the Company's website at https://investor.rsac.com/corporate-governance-documents and are available in print to any stockholder who requests a copy from our Corporate Secretary at the address shown on the first page of this proxy statement. The Board's primary role is to represent the interests of the Company's stockholders in strategic and material decisions of the Company. Among the most important responsibilities are the determination of corporate policies, the identification and nomination of qualified independent directors, the selection and evaluation of the Chief Executive Officer, the ongoing review of the senior management team, planning for management succession and the determination of executive compensation. The Board also provides advice and guidance to management on a broad range of strategic decisions, including the review and approval of each acquisition and the annual capital expenditure budget, and annually reviews and approves management's succession plan. In addition, the Board reviews management's safety program and record.

SIZE AND COMPOSITION OF BOARD

The Board of Directors presently consists of ten directors, eight of whom are independent. All directors are elected to serve a one-year term. The Board has adopted a policy that directors should retire at the age of 75.

ATTENDANCE AT MEETINGS

Board members are expected to attend each Board meeting and each meeting of any committee on which such Board member serves and are encouraged to attend the Company's Annual Meeting (including participating in the meeting virtually, in the case of this year's meeting). In addition, the Board annually will tour one or more of the Company's facilities and meet with local management of those facilities, as well as hold a strategic planning session. During 2019, the Board of Directors met ten (10) times, including meetings held by conference telephone call. All directors (other than Ms. Baldwin) attended at least 90% of the total number of Board and committee meetings in 2019. Ms. Baldwin was appointed to the Board on October 22, 2019 and was unable to attend one Board and Audit Committee meeting due to scheduling conflicts. With the exception of Mr. Sharkey, who was unable to attend the 2019 Annual Meeting due to medical reasons, all nine directors then serving on the Board attended the Annual Meeting held in May 2019. Ms. Baldwin was appointed as a director in October 2019 and therefore did not attend the 2019 Annual meeting.

COMMUNICATING WITH THE BOARD

Stockholders or other interested parties may communicate with members of the Board of Directors individually or with the Board of Directors as a whole by sending a letter to the appropriate director or the Board in care of the Corporate Secretary of Reliance at the Company's corporate headquarters address appearing at the top of the first page of this proxy statement. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items, will be forwarded. Non-urgent items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to the "Board of

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Directors", "Outside Directors" or "Non-Employee Directors" will be forwarded or delivered to the non-executive Chairman.

PROXY ACCESS

In February 2016, the Board adopted a "proxy access" bylaw provision, which permits a stockholder, or a group of up to 20 stockholders, owning at least three percent (3%) of the Company's outstanding common stock continuously for at least three years, to nominate and include in the Company's proxy statement director nominees for up to the greater of two directors or 25% of the number of directors then serving on the Board, subject to the terms and conditions specified in the Company's Bylaws. We did not receive any director nominations under our proxy access bylaw for the Annual Meeting.

CODE OF CONDUCT

Reliance has adopted a Code of Conduct, which includes a code of ethics, that applies to all directors, executive officers and senior management, including the President and Chief Executive Officer and the Senior Executive Vice President and Chief Financial Officer. The Code of Conduct is posted on our website at https://investor.rsac.com/corporate-governance-documents and a copy will be provided to you at no charge if you request one in writing to the attention of the Corporate Secretary of the Company at the address appearing at the top of the first page of this proxy statement. We have also established a confidential hotline and website to allow persons to report, without fear of retaliation, any inappropriate acts or omissions relating to our financial statements and accounting policies and practices. In the event Reliance amends or waives any of the provisions of the Code of Conduct applicable to our principal executive officer, principal financial officer or controller that relates to any element of the definition of "code of ethics" enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933, as amended, Reliance intends to disclose these actions on its website.

BOARD COMMITTEES

The Board of Directors has authorized three standing committees:

  •
  the Audit Committee;

  •
  the Compensation Committee; and

  •
  the Nominating and Governance Committee.

The charters for each of these committees, as well as our Principles of Corporate Governance are available on our website at https://investor.rsac.com/corporate-governance-documents and are available in print to any stockholder who requests a copy from our Corporate Secretary at the address appearing at the top of the first page of this proxy statement. Each of these committees is composed of only independent directors and regularly reports to the Board as a whole.

Audit Committee.    The Audit Committee assists the Board in fulfilling the Board's oversight responsibilities over Reliance's financial reporting process and systems of internal controls, monitoring the independence, qualifications and performance of Reliance's independent registered public accounting firm and maintaining open communication between the Board and the independent registered public accounting firm, the internal auditors and financial management. The Audit Committee appoints and oversees the qualifications of the Company's independent registered public accounting firm. The Audit Committee confers formally with our independent registered public accounting firm, as well as with members of our management, our internal auditors and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. The Audit Committee annually reviews its Charter.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Each member of the Audit Committee is an independent director as defined in the listing standards for the New York Stock Exchange and as defined in the standards established by the Securities and Exchange Commission. The Board of Directors has determined that Ms. Anderson, the Chair of the Audit Committee, is an audit committee financial expert. Each of the other members of the Audit Committee, Mrs. Baldwin and Mrs. Colonias and Messrs. Kaminski and Stotlar, is financially literate. The Audit Committee regularly reports to the Board of Directors. The Audit Committee engages our independent registered public accounting firm and the Board of Directors as a whole ratifies such action. The Audit Committee reviews and approves the scope of the audit conducted by the independent registered public accounting firm of Reliance and pre-approves all audit and non-audit services provided by the independent registered public accounting firm, reviews the accounting principles being applied by Reliance in financial reporting and the adequacy of internal controls and financial accounting procedures. The Audit Committee oversees the Company's internal audit function and approves the compensation of the Vice President, Internal Audit and makes a recommendation to the Compensation Committee and the Board that they ratify such compensation. In 2019, the Audit Committee met nine times, and conferred by phone and email as needed.

Compensation Committee.    The Compensation Committee assists the Board in determining the compensation of the Company's corporate officers, including the NEOs, recommends to the Board annual and long-term compensation for the Company's corporate officers, including the NEOs, and prepares an annual report on its activities and determinations for inclusion in the Company's proxy statement in accordance with applicable rules and regulations. See "How We Make Decisions Regarding Executive Compensation" on page 59.

In addition to its role in determining the compensation of corporate officers of Reliance, the Compensation Committee administers our long-term incentive plans, including the Existing Plan, the Amended Plan, the SERP, and the Deferred Compensation Plan. The Compensation Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any equity award, to interpret the plans, to propose changes in the compensation policy and to make all other determinations for administering the plans and policies; provided that such determinations relating to corporate officers are subject to the approval of the independent directors of the Board. The Compensation Committee annually reviews its Charter.

Each member of the Compensation Committee is an independent director as defined in the listing standards for the New York Stock Exchange, including the additional independence criteria applicable to compensation committee members. Mr. Figueroa was elected Chair of the Compensation Committee in January 2015. In 2019, the Compensation Committee met four times, and conferred by phone and email as needed.

Nominating and Governance Committee.    The primary role of the Nominating and Governance Committee is to represent the interests of our stockholders with respect to the evaluation and composition of our Board of Directors and each of its standing committees. The Nominating and Governance Committee develops and implements policies and processes regarding Board and corporate governance matters, assesses Board membership needs, makes recommendations regarding potential director candidates to the Board, administers the evaluation of Board and Committee performance, encourages director training and makes any recommendations to the full Board as needed to carry out its purpose. The Nominating and Governance Committee annually reviews the Company's Principles of Corporate Governance and its Charter. The Nominating and Governance Committee also regularly considers issues relating to the retirement, succession and compensation of directors.

Each member of the Nominating and Governance Committee is an independent director as defined in the listing standards for the New York Stock Exchange. In 2018, Mr. Stotlar was elected as Chair of the Nominating and Governance Committee. The Nominating and Governance Committee recommends,

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and the Board has adopted, the Principles of Corporate Governance posted on our website at https://investor.rsac.com/corporate-governance-documents. In 2019, the Nominating and Governance Committee met two times, and conferred by phone and email as needed.

NOMINATION OF DIRECTORS

Nominations for the Board of Directors are made by the Nominating and Governance Committee and considered by the Board of Directors acting as a whole. The Nominating and Governance Committee has not adopted a specific policy regarding the consideration of director candidates recommended by stockholders, but seeks candidates by any method the Committee determines to be appropriate, including consideration of director candidates proposed by stockholders. Stockholders may propose director candidates for consideration by the Nominating and Governance Committee by sending a letter addressed to the Chair of the Nominating and Governance Committee in care of the Corporate Secretary of Reliance at the Company's corporate headquarters address appearing at the top of the first page of this proxy statement. Candidates recommended by stockholders are evaluated in the same manner by the Nominating and Governance Committee as candidates recommended by other parties.

THE ROLE OF THE BOARD OF DIRECTORS IN RISK ASSESSMENT

The Board of Directors as a whole has the responsibility to oversee risk assessment and regularly receives reports from members of senior management and Chairs of the Committees as to any material risk to the Company, including operational, financial, legal, or regulatory risks, succession issues or risks that could adversely impact the Company's reputation. The Audit Committee has taken the lead role in connection with the oversight of risks associated with or disclosable in the Company's financial statements and certain regulatory risks. The Audit Committee meets with the Company's independent registered public accounting firm in executive session (i.e., without management) on a quarterly basis and receives quarterly updates directly from the Company's Vice President, Internal Audit. The Audit Committee also conducts an annual discussion regarding potential risks to the Company from a financial reporting and regulatory standpoint, with input from the Company's financial management, Vice President, Internal Audit, in-house counsel and the Company's independent registered public accounting firm.

To the extent that a risk arises within the purview of our Nominating and Governance Committee or the Compensation Committee, management reports to the applicable Committee. The Chair of the appropriate Committee then reports to the Board as a whole as to any material risks and the evaluation or mitigation of those risks after any appropriate investigation and discussions with management and any outside counsel or consultant who may be invited to discuss the issue.

In the Board's executive sessions, the non-executive Chairman regularly holds a general discussion of potential and actual risks. The Chairman of the Board conducts Board meetings, administers the activities of the Board, and facilitates communication between management and the Board. In addition, the Chairman makes the final determination of the Board's agenda. The Company's President and Chief Executive Officer, Chief Financial Officer, certain of its Executive and Senior Vice Presidents, and the General Counsel all regularly attend the meetings of the Board of Directors and are available to discuss any material risk with the Board or any Committee. In addition, these officers regularly report to the Board of Directors on any risks of which they become aware. To the extent that the Board desires it or the risk warrants it, other Company personnel may be asked to prepare and present a report to the Board and outside counsel or an appropriate consultant may be invited to discuss the issue at a Board meeting. The Company believes that these procedures enable the Board to promptly and adequately assess risks that may have a material impact on the Company and to oversee any mitigation to the extent the Board deems it to be appropriate.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

RISKS RELATED TO COMPENSATION PLANS

Our Compensation Committee has concluded that the Company's various compensation plans do not encourage excessive or inappropriate risk taking or create any risk that is reasonably likely to have a material adverse effect on the Company. Each year our Compensation Committee reviews the Company's existing compensation plans and policies for the NEOs and corporate officers to ensure that they continue to support the Company's objectives and enhance stockholder value, including to the extent there have been any changes to the Company's risk profile.

Throughout our Company, compensation of our management and key employees is structured with the same elements as for our NEOs:

  •
  base salary,

  •
  performance-based cash incentive awards,

  •
  equity compensation, and

  •
  a retirement benefit.

Sales personnel generally are also paid commissions on the gross profit from sales as well as a base salary. Our cash incentive plans for local management teams provide variable compensation and are performance-based programs triggered by various financial and operational measures, including most commonly pretax income return on manageable assets, gross profit, inventory turn, credit performance, safety metrics and other similar performance standards tailored to the job responsibilities of the individual employee and the results of the business unit or subsidiary for which the individual works. These plans generally place a maximum or cap on the amounts payable under the plans, which we believe mitigates excessive risk taking. From time to time, discretionary bonuses may be awarded to individual employees based upon that individual's performance and contribution to the results of the business unit, subsidiary or the Company as a whole. Our senior management reviews compensation paid to division managers, subsidiary officers and key employees, and our Compensation Committee and the Board of Directors approves all grants of restricted stock units.

The NEOs are entitled to performance-based incentive cash awards only if the Company's performance meets certain thresholds. Performance-based restricted stock unit awards granted to NEOs and other key employees are subject to forfeiture if performance criteria are not met at the end of the three-year performance period. The Compensation Committee believes that having multiple performance awards over multiple periods will reduce the likelihood of excessive risk taking. See "Compensation Discussion and Analysis" above for a discussion of our executive compensation program, including our performance-based awards. Moreover, the Compensation Committee, to further reduce the possibility of excessive risk taking, adopted a clawback policy that requires all or a portion of the NEOs' incentive cash awards or restricted stock unit awards to be returned to the Company if the financial statements are restated or there is a material adverse change in the factors underlying the performance criteria. To ensure retention of key employees, a portion of restricted stock unit awards will vest if the individual continues to be employed by the Company or an affiliate until the end of the performance period.

The nature of our business limits potential risk of the actions of individual employees and individual transactions. Our primary business is to serve customers by providing quick delivery, metals processing and inventory management services, principally for small orders. Our metals service centers wrote and delivered over 5,242,000 orders during 2019 or an average of 20,760 per business day, with an average price of $2,090 per order. We believe that our focus on small orders with quick turnaround differentiates us from many of the other large metals service center companies and allows us to provide better service to our customers, and that it also mitigates excessive risk taking. It is uncommon for our operating units to enter into a material contract or agreement, and, on those occasions when a material contract is being considered, senior management is involved. Further, given the internal processes and controls

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that we have in place, it would be difficult for any individual or group of individuals to manipulate the results of their operating unit in a manner that would have a material effect on the Company's consolidated results.

EXECUTIVE SESSION AND THE INDEPENDENT, NON-EXECUTIVE CHAIRMAN

Non-management directors meet regularly in executive sessions without management. "Non-management" directors are all those who are not Company officers or employees and include directors, if any, who are not "independent" by virtue of the existence of a material relationship with the Company, former status or family relationship or for any other reason. Mr. Hannah is the only non-management director who is not independent due to his former status as an executive officer of the Company. Executive sessions are led by the non-executive Chairman. An executive session is held immediately prior to each regularly scheduled quarterly Board meeting and other sessions may be called by the non-executive Chairman in his own discretion or at the request of the Board.

Mr. Kaminski was elected Lead Director by the independent directors in January 2015. In July 2016, Mr. Kaminski was elected the independent, non-executive Chairman by the independent directors. Consistent with our Principles of Corporate Governance, the Board currently does not have a lead independent director because the Chairman is an independent director. The Board believes that having an independent director serve as the non-executive Chairman of the Board is the appropriate leadership structure for our Company at this time because it allows our Chief Executive Officer to focus on executing our Company's strategic plan and managing our operations and performance, while allowing the Chairman of the Board to focus on the effectiveness of the Board and provide independent oversight of our senior management team.

DIRECTOR INDEPENDENCE

Other than Mr. Hoffman who is our Chief Executive Officer and Mr. Hannah who was our Chief Executive Officer until May 2015, our Executive Chairman until July 2016 and an executive officer until August 2016, the Board has determined that no director has any material relationship with the Company nor is any director affiliated with any entity or person who has a material relationship with the Company. Accordingly, the Board has determined that Ms. Anderson, Ms. Baldwin, Ms. Colonias, Mr. Figueroa, Mr. Kaminski, Mr. McEvoy, Mr. Sharkey and Mr. Stotlar each qualify as independent directors under New York Stock Exchange rules. In addition, the Board determined that Mr. Hayes and Mr. Gimbel each qualified as independent directors. In making this determination, the Board reviewed and considered information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and to the Company's management.

DIRECTOR QUALIFICATIONS

The Nominating and Governance Committee is responsible for assessing membership needs for the Board of Directors, identifying individuals qualified to become Board members, making recommendations regarding potential director candidates to the Board of Directors and administering the evaluation of the Board and Committee performance, among other things. The Nominating and Governance Committee regularly reviews the composition of the Board and of each of the Board's Committees. The Nominating and Governance Committee strives to maintain an independent, balanced and diverse Board with directors who have appropriate backgrounds, skills and characteristics to complement one another. The Committee reviews management experience, general business knowledge, and specific skills or expertise, such as finance, value-added wholesaling, technology, business law, and marketing. The Committee encourages all directors to take director training courses in order to keep current on issues facing boards of directors. Certain characteristics or attributes are

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

sought in all Board members, including integrity, strong professional reputation, a record of achievement, constructive and collegial personal attributes, and the ability and willingness to devote sufficient time and energy to serve on our Board. The Nominating and Governance Committee and the Board of Directors believe that the current Board members meet these criteria and understand what factors result in the Company outperforming its industry peers. The Company desires to have directors who will commit a substantial amount of time to serving on the Board to ensure a greater understanding of the Company's business and culture and to provide continuity and stability to the Board. Reliance recognizes the value of diversity. Although the Board does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board and considers it in making nominee recommendations.

Since 2015, the Board of Directors has added four new independent directors. The addition of each of Lisa L. Baldwin, Karen W. Colonias, Robert A. McEvoy and Douglas W. Stotlar is reflective of the principles underlying the Board's succession planning and their appointments followed a robust and extensive director search process aligned with the Board of Directors' self-evaluation process and adherence to the commitments made in the Principles of Corporate Governance. These commitments included prioritizing experience relevant to the Company's strategy and business, ensuring that candidates with a diversity of race, age, ethnicity and gender are included in each pool of candidates from which Board of Directors nominees are chosen, and including potential candidates from varied backgrounds, including going beyond the traditional former CEO corporate background as a required criteria for new candidates. The Company will continue to evaluate board composition and opportunities to strengthen the Board of Directors.

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

Directors are required to own shares of the Company's common stock having a market value at least equal to $520,000; provided, that directors shall have a period of five years to acquire and begin maintaining that amount of the Company's common stock. All of the directors are in compliance with their stock ownership requirements or are on their way to becoming compliant within five years of the date of appointment.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date of this proxy statement, the Compensation Committee consisted of Ms. Colonias and Messrs. Figueroa (Chair), McEvoy and Sharkey, and Mr. Hayes also served on the Compensation Committee until his retirement in May 2019. During 2019 and as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee of Reliance, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of Reliance's Compensation Committee or Board of Directors.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling the Board's oversight responsibilities over our financial reporting process and systems of internal controls, monitoring the independence, qualifications and performance of our independent registered public accounting firm and the performance of our internal auditors, and maintaining open communication between the Board and the independent registered public accounting firm, the internal auditors, and financial management and has taken a lead role in financial risk assessment. During 2019, the Audit Committee, which is composed entirely of independent, non-employee directors, met nine times.

The Audit Committee operates under a written Charter adopted by the Board that outlines its responsibilities and the practices it follows. The Audit Committee reviews and assesses the adequacy of the Charter at least annually and, when appropriate, recommends changes to the Board.

In fulfilling its responsibilities under the Charter, the Audit Committee reviewed and discussed our audited financial statements for 2019 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee also reviewed the written disclosures and the letter from the independent registered public accounting firm required by professional standards regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from management and Reliance. The Audit Committee has also considered the compatibility of non-audit services rendered by our independent registered public accounting firm with its independence. The Audit Committee approved all fees paid to the independent registered public accounting firm for audit and non-audit services.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and selected KPMG LLP as the Company's independent registered public accounting firm for 2020. This selection was ratified by the Board of Directors.

April 8, 2020

Sarah J. Anderson, Chair Mark V. Kaminski	Lisa L. Baldwin Douglas W. Stotlar	Karen W. Colonias

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RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

We currently employ two individuals—Matthew Hannah and Grant Hoffman—who are immediate family members of executive officers or directors and whose individual aggregate compensation and benefits paid by the Company in 2019 exceeded $120,000. In addition, we employ two individuals—Sean Mollins and Ryan Mollins—who are immediate family members of Gregg J. Mollins, who retired from the Board in October 2019. Each of Sean and Ryan Mollins received aggregate compensation in excess of $120,000 in 2019. Each of these employees is compensated in a manner consistent with our employment and compensation policies applicable to all employees.

Director Karen W. Colonias serves as the President and Chief Executive Officer of SSD. Subsidiaries of the Company conducted approximately $746,000 in transactions with SSD in 2019. Reliance believes that these were ordinary commercial transactions and were made at arm's-length.

The Board of Directors has reviewed and ratified these transactions under the standards described below.

Except as set forth above, since January 1, 2019, there have been no related person transactions with any director or executive officer of the Company or any other related person, as defined in Rule 404 under Regulation S-K promulgated under the Securities Act of 1933, as amended, and none is proposed. Our policies and procedures with respect to the review of any proposed transactions are evidenced in the Company's Code of Conduct, which requires that all material facts be disclosed to the full Board of Directors (or in the case of non-director employees, to corporate officers) and then all disinterested persons will review and consider what, if any, actions need to be taken. The Company's Principles of Corporate Governance require directors to report any matter that conflicts with the interests of the Company or gives the appearance of a conflict immediately to the Chairman of the Board and the Chair of the Nominating and Governance Committee for the matter to be evaluated with respect to the continued appropriateness of such director's Board membership, and any personal interest a director has in a matter before the Board must be disclosed to the Board and such director must excuse himself or herself from participation in the discussion and shall not vote on the matter. Furthermore, pursuant to its Charter, the Audit Committee conducts an annual review of any related person transactions for potential conflicts of interest.

We indemnify our directors and our officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Reliance. Our Bylaws require indemnification, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2021 ANNUAL MEETING

We must receive any stockholder proposals intended to be presented at the 2021 Annual Meeting and included in our proxy materials relating to such meeting no later than December 10, 2020. If a stockholder proposal intended to be presented at the 2021 Annual Meeting and included in our proxy materials is not received by the Company on or before December 10, 2020, it will be deemed to be untimely.

Any stockholder proposals intended to be presented at the 2021 Annual Meeting but not submitted for inclusion in our proxy materials relating to such meeting must be received no earlier than January 20, 2021 and no later than February 19, 2021. Any such stockholder proposals submitted without a properly

RELIANCE STEEL & ALUMINUM CO.    87

completed timely notice in accordance with the Bylaws will be deemed untimely and not properly submitted under the Bylaws.

The Company's Bylaws permit a stockholder (or group of stockholders (up to 20)) who has owned a significant amount of Reliance common stock (at least 3%) for a significant amount of time (at least three years) to submit director nominees (the greater of two or up to 25% of the Board) for inclusion in the Company's proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company's Bylaws. Director nominations under the Company's proxy access bylaw for the Company's 2021 Annual Meeting must be received no earlier than November 10, 2020 and no later than December 10, 2020. Any such proxy access director nominations submitted without the required notice and required information will be deemed untimely and not properly submitted under the Company's Bylaws.

Stockholder proposals and director nominations must be addressed to the Corporate Secretary at the Company's corporate headquarters address appearing at the top of the first page of this proxy statement. Notices and submissions must include the information required by the Company's Bylaws, which are available without charge upon written request to the Corporate Secretary. Failure to comply with our procedures and deadlines may preclude presentation of your proposal at our 2021 Annual Meeting.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and printing and postage costs. However, if any stockholder residing at such address wishes to receive a separate annual report or proxy statement, he or she may so notify the Corporate Secretary at the Company's corporate headquarters address or phone number appearing at the top of the first page of this proxy statement and we will promptly send such stockholder the requested materials, and we will send such stockholder separate materials for future meetings. If you are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting the Corporate Secretary at the Company's corporate headquarters address appearing at the top of the first page of this proxy statement.

ANNUAL REPORT

Reliance will furnish without charge to any stockholder, upon written request directed to the Corporate Secretary of Reliance at its address appearing at the top of the first page of this proxy statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

William A. Smith II
Corporate Secretary

Los Angeles, California
April 9, 2020

88    2020 PROXY STATEMENT

ANNEX A RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

RELIANCE STEEL & ALUMINUM CO.

SECOND AMENDED AND RESTATED

2015 INCENTIVE AWARD PLAN

(as amended and restated [              ], 2020)

ARTICLE 1.
PURPOSE

The purpose of the Reliance Steel & Aluminum Co. Second Amended and Restated 2015 Incentive Award Plan (as it may be amended or restated from time to time, the "Plan") is to promote the success and enhance the value of Reliance Steel & Aluminum Co. (the "Company") by linking the individual interests of the Employees to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. This Plan constitutes an amendment and restatement of the Reliance Steel & Aluminum Co. Amended and Restated ~~Stock Option and Restricted Stock~~2015 Incentive Award Plan, as adopted by the Company and approved by the Company's stockholders in ~~2006, and which subsequently amended by the Company and approved by the Company's stockholders in 2013 (collectively, the "2006~~2015 (the "Existing Plan"). In the event that the Company's stockholders do not approve the Plan, the ~~2006~~Existing Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

~~2.1      "2006 Plan" shall have the meaning set forth in Article 1.~~

~~2.2~~2.1      "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

~~2.3~~2.2      "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or

RELIANCE STEEL & ALUMINUM CO.    A-1

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

~~2.4~~2.3      "Applicable Law" shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

~~2.5~~2.4      "Award" shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

~~2.6~~2.5      "Award Agreement" shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

~~2.7~~2.6      "Award Limit" shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.

~~2.8~~2.7      "Board" shall mean the Board of Directors of the Company.

~~2.9~~2.8      "Change in Control" shall mean the occurrence of a "change in the ownership" or a "change in the effective control" of the Company, as determined in accordance with this Section ~~2.9~~2.8. In determining whether an event shall be considered a "change in the ownership" or a "change in the effective control" of the Company, the following provisions shall apply:

  (a)    A "change in the ownership" of the Company shall occur on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)(v). If a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of the Company, or to have effective control of the Company within the meaning of part (b) of this Section ~~2.9~~2.8, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a "change in the ownership" of the Company.

  (b)   A "change in the effective control" of the Company shall occur on either of the following dates:

    (i)     The date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company, as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)(vi). If a person or group is considered to possess 50% or more of the total voting power of the stock of the Company, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a "change in the effective control" of the Company; or

    (ii)    The date on which a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors before the date of the appointment or election, as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)(vi).

A-2    2020 PROXY STATEMENT

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a) or (b) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

~~2.10~~2.9      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

~~2.11~~2.10      "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 12 hereof.

~~2.12~~2.11      "Common Stock" shall mean the common stock of the Company, no par value.

~~2.13~~2.12      "Company" shall have the meaning set forth in Article 1.

~~2.14~~2.13      "Covered Employee" shall mean any Employee who is, or could become, a "covered employee" within the meaning of Section 162(m) of the Code.

~~2.15~~2.14      "Director" shall mean a member of the Board, as constituted from time to time.

~~2.16~~2.15      "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

~~2.17~~2.16      "DRO" shall mean a "domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

~~2.18~~2.17      "Effective Date" shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company's stockholders.

~~2.19~~2.18      "Eligible Individual" shall mean any person who is an Employee, as determined by the Administrator.

~~2.20~~2.19      "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

~~2.21~~2.20      "Equity Restructuring" shall mean any "equity restructuring" within the meaning of Financial Accounting Standards Board Accounting Standard Codification Section 718, Compensation—Stock Compensation, as may be amended from time to time.

~~2.22~~2.21      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.22     "Existing Plan" shall have the meaning set forth in Article 1.

2.23     "Expiration Date" shall have the meaning given to such term in Section 13.1(c).

RELIANCE STEEL & ALUMINUM CO.    A-3

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

2.24     "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

  (a)    If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

  (b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

  (c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25     "Greater Than 10% Stockholder" shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26     "Holder" shall mean an Eligible Individual who has been granted an Award under the Plan.

2.27     "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28     "Non-Employee Director" shall mean a Director of the Company who is not an Employee.

2.29     "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.30     "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option.

2.31     "Option Term" shall have the meaning set forth in Section 6.4.

2.32     "Organizational Documents" shall mean, collectively, (a) the Company's articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee's charter or other similar organizational documentation relating to the creation and governance of the Committee, in each case, as in effect from time to time.

2.33     "Other Stock or Cash Based Award" shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, stock payments and performance awards.

2.34     "Performance-Based Compensation" shall mean any compensation that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

A-4    2020 PROXY STATEMENT

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

2.35     "Performance Criteria" shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

  (a)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) operating income (including, but not limited to, growth rate of operating income or compounded annual growth rate of operating income); (xiv) costs, reductions in costs and cost control measures; (xv) expenses, including, but not limited to, expenses as a percentage of sales, reductions in expenses and other expense measures; (xvi) working capital, including, without limitation days sales outstanding and/or inventory turn; (xvii) earnings or loss per share; (xviii) adjusted earnings or loss per share; (xix) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xx) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxi) implementation or completion of critical projects, including, without limitation, acquisitions, divestitures and/or other strategic transactions; (xxii) market share; and (xxiii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

  (b)   The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.36     "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance

RELIANCE STEEL & ALUMINUM CO.    A-5

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

Goals may be expressed in terms of overall Company performance. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.37     "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder's right to, vesting of, and/or the payment in respect of, an Award.

2.38     "Permitted Transferee" shall mean, with respect to a Holder, any "family member" of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto).

2.39     "Plan" shall have the meaning set forth in Article 1.

2.40     "Program" shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.41     "Remaining Share Limit" shall have the meaning set forth in Section 3.1(a).

~~2.41~~2.42      "Restricted Stock" shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

~~2.42~~2.43      "Restricted Stock Units" shall mean the right to receive Shares awarded under Article 9.

~~2.43~~2.44      "Retirement" shall mean a Holder's Termination of Service, other than for cause, at any time after such Holder attains age 65 and has completed ten (10) consecutive years of employment with the Company or any Subsidiary.

~~2.44~~2.45      "Section 409A" shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

~~2.45~~2.46      "Securities Act" shall mean the Securities Act of 1933, as amended.

~~2.46~~2.47      "Shares" shall mean shares of Common Stock.

~~2.47~~2.48      "Stock Appreciation Right" shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

~~2.48~~2.49      "SAR Term" shall have the meaning set forth in Section 6.4.

~~2.49~~2.50      "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

~~2.50~~2.51      "Substitute Award" shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term "Substitute Award" be

A-6    2020 PROXY STATEMENT

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

~~2.51~~2.52      "Termination of Service" shall mean a termination of services provided by a Holder to the Company or any Subsidiary, whether voluntary or involuntary, as determined by the Committee in accordance with Treasury Regulation Section 1.409A-1(h). In determining whether a Holder has experienced a Termination of Service, the following provisions shall apply:

  (a)    For a Holder who provides services to the Company or any Subsidiary as an Employee, except as otherwise provided in clause (c) of this Section 2.52, a Termination of Service shall occur when such Holder has experienced a termination of employment with such the Company or such Subsidiary. A Holder shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Holder and the Company or any Subsidiary reasonably anticipate that either (i) no further services will be performed for the Company or such Subsidiary after a certain date, or (ii) that the level of bona fide services the Holder will perform for the Company or such Subsidiary after such date (whether as an Employee or an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Holder (whether as an Employee or an independent contractor) over the immediately preceding thirty-six (36)-month period (or the full period of services to the Company or such Subsidiary if the Holder has been providing services to the Company or such Subsidiary less than thirty-six (36) months).

  (b)   If a Holder is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Holder and the Company or any Subsidiary shall be treated as continuing intact, provided that the period of such leave does not exceed six (6) months, or if longer, so long as the Holder retains a right to reemployment with the Company or such Subsidiary under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds six (6) months and the Holder does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such six (6)-month period. In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Holder will return to perform services for the Company or any Subsidiary.

  (c)    For a Holder who provides services to the Company and any Subsidiary as both an Employee and an independent contractor, a Termination of Service generally shall not occur until the Holder has ceased providing services for the Company or such Subsidiary as both an Employee and independent contractor, as determined in accordance with the provisions set forth in clause (a) of this Section 2.52, respectively. Similarly, if a Holder either (i) ceases providing services for the Company or any Subsidiary as an independent contractor and begins providing services for the Company or such Subsidiary as an Employee, or (ii) ceases providing services for the Company or any Subsidiary as an Employee and begins providing services for the Company or such Subsidiary as an independent contractor, the Holder will not be considered to have experienced a Termination of Service until the Holder has ceased providing services for the Company or such Subsidiary in both capacities, as determined in accordance with the applicable provisions set forth in clause (a) of this Section 2.52.

Notwithstanding the foregoing, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section.

RELIANCE STEEL & ALUMINUM CO.    A-7

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.

  (a)    Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is ~~ten million (10,000,000), the same number of Shares authorized by the 2006 Plan~~eleven million five hundred thousand (11,500,000) (including Shares previously issued under the Plan). The number of shares remaining available as of March 31, 2020 is 370,284 (the "Remaining Share Limit"). Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

  (b)   If any Shares subject to an Award are forfeited or expire, are converted to shares of another Person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

  (c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2    Award Limits.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be five hundred thousand (500,000) and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $15,000,000.

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ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

3.2    Minimum Vesting Requirements.    Except with respect to a maximum of five percent (5%) of the Remaining Share Limit granted with respect to any Award hereunder in the aggregate, (a) any Award (other than Substitute Awards) that vests on the basis of the Holder's duration of service to the Company or any Subsidiary shall not be granted with vesting conditions under which vesting is any more rapid than vesting on the one (1) year anniversary of the date of grant of such Award and (b) any Award (other than Substitute Awards) that vests upon the attainment of Performance Goals shall be granted with a Performance Period of at least twelve (12) months. Notwithstanding the preceding, the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such Award (i) in the event of the Holder's death or disability or (ii) in connection with a Change in Control. The foregoing five percent (5%) limit shall be subject to adjustment consistent with the share usage rules of Section 3.1 and the adjustment provisions of Section 13.2. For the avoidance of doubt, the foregoing provision does not apply to the payment of Dividend Equivalent Rights settled in cash or Dividend Equivalent Rights settled in shares of Stock that are distributed once an underlying award to which the Dividend Equivalent Right relates becomes vested.

ARTICLE 4.
GRANTING OF AWARDS

4.1    Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.

4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4    At-Will Service.    Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ or other service of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5    Foreign Holders.    Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, or in order to comply with the requirements

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ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Award Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

ARTICLE 5.
PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION

5.1    Purpose.    The Administrator, in its sole discretion, may determine whether such Award is intended to qualify as Performance-Based Compensation. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program. The Administrator, in its sole discretion, may grant Awards to ~~other~~Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.3    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Holder shall be eligible to receive payment

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ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.

5.4    Additional Limitations.    Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1    Granting of Options and Stock Appreciation Rights to Eligible Individuals.    The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

6.2    Qualification of Incentive Stock Options.    The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company's present or future "parent corporations" or "subsidiary corporations" as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

6.3    Option and Stock Appreciation Right Exercise Price.    The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per

RELIANCE STEEL & ALUMINUM CO.    A-11

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

6.4    Option and SAR Term.    The term of each Option (the "Option Term") and the term of each Stock Appreciation Right (the "SAR Term") shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4 and without limiting the Company's rights under Section 11.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 11.7 and 13.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

6.5    Option and SAR Vesting.    ~~The~~Subject to Section 3.2, the period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder's Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder's Termination of Service shall automatically expire thirty (30) days after such Termination of Service.

6.6    Substitution of Stock Appreciation Rights; Early Exercise of Options.    The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. ~~The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised.~~ Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

ARTICLE 7.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1    Exercise and Payment.    An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

7.2    Manner of Exercise.    All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan

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ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

  (a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

  (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

  (c)    In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

  (d)   Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.

7.3    Notification Regarding Disposition.    The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 8.
AWARD OF RESTRICTED STOCK

8.1    Award of Restricted Stock.    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2    Rights as Stockholders.    Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3. In addition, ~~with respect to a share of Restricted Stock with performance based vesting,~~ dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the ~~performance based~~ vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

RELIANCE STEEL & ALUMINUM CO.    A-13

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

8.3    Restrictions.    ~~All~~Subject to Section 3.2, all shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. ~~By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.~~

8.4    Repurchase or Forfeiture of Restricted Stock.    Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon ~~certain events, including, without limitation,~~ a Change in Control~~,~~ or the Holder's death~~, retirement~~ or disability ~~or any other specified Termination of Service or any other event~~, the Holder's rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5    Section 83(b) Election.    If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 9.
AWARD OF RESTRICTED STOCK UNITS

9.1    Grant of Restricted Stock Units.    The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2    Term.    Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3    Purchase Price.    The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4    Vesting of Restricted Stock Units.    ~~At~~Subject to Section 3.2, at the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder's duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

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ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

9.5    Maturity and Payment.    At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6    Payment upon Termination of Service.    An Award of Restricted Stock Units shall only be payable while the Holder is an Employee; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service ~~in certain events, including~~upon a Change in Control~~,~~ or the Holder's death~~, retirement~~ or disability ~~or any other specified Termination of Service~~.

ARTICLE 10.
AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

10.1    Other Stock or Cash Based Awards.    The Administrator is authorized to (a) grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual and (b) determine whether such Other Stock or Cash Based Awards shall be Performance-Based Compensation. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

10.2    Dividend Equivalents.    Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to ~~an~~any Award that vests on the basis of the Holder's duration of service to the Company or any Subsidiary or with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the ~~performance basedvesting~~vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

RELIANCE STEEL & ALUMINUM CO.    A-15

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

ARTICLE 11.
ADDITIONAL TERMS OF AWARDS

11.1    Payment.    The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2    Tax Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder's FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3    Transferability of Awards.

  (a)    Except as otherwise provided in Sections 11.3(b) and 11.3(c):

    (i)     No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

    (ii)    No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other

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    legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

    (iii)   During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder's personal representative or by any person empowered to do so under the deceased Holder's will or under the then-applicable laws of descent and distribution.

  (b)   Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 11.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

  (c)    Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder's spouse or domestic partner, as applicable, as the Holder's beneficiary with respect to more than 50% of the Holder's interest in the Award shall not be effective without the prior written or electronic consent of the Holder's spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder's death.

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11.4    Conditions to Issuance of Shares.

  (a)    The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

  (b)   All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

  (c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

  (d)   No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

  (e)    The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

  (f)     Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5    Forfeiture and Claw-Back Provisions.    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6    Prohibition on Repricing.    Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms

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of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.7    Amendment of Awards.    Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award (provided that such amendment or modification does not constitute an acceleration, in whole or in part, of the vesting or lapsing of restrictions of any Award or portion thereof), including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder's consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).

11.8    Data Privacy.    As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder's participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder's name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the "Data"). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder's participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder's country, or elsewhere, and the Holder's country may have different data privacy laws and protections than the recipients' country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder's participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Holder's ability to participate in the Plan and, in the Administrator's discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact the Company.

ARTICLE 12.
ADMINISTRATION

12.1    Administrator.    The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that ~~are~~, when granted, were intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee shall take all action with respect to such Awards, and

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the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as both a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule and an "outside director" for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2    Duties and Powers of Administrator.    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.7 or Section 13.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3    Action by the Administrator.    Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent registered public accounting firm, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4    Authority of Administrator.    Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

  (a)    Designate Eligible Individuals to receive Awards;

  (b)   Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

  (c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

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  (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof permitted under the Plan, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

  (e)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

  (f)     Prescribe the form of each Award Agreement, which need not be identical for each Holder;

  (g)   Decide all other matters that must be determined in connection with an Award;

  (h)    Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

  (i)     Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

  (j)     Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

  (k)    Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2; provided, however, that such acceleration may occur only in the event of the Holder's death or disability or in connection with a Change in Control.

12.5    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.

12.6    Delegation of Authority.    The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance Based Compensation, or (c) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law (including, without limitation, Section 162(m) of the Code). Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

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ARTICLE 13.
MISCELLANEOUS PROVISIONS

13.1    Amendment, Suspension or Termination of the Plan.

  (a)    Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 11.7 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

  (b)   Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, take any of the following actions without approval of the Company's stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6.

  (c)    No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Existing Plan was approved by the Company's stockholders (such anniversary, the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

  (a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award that, when granted, was intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

  (b)   In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made

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  available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

    (i)     To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder's rights, then such Award may be terminated by the Company without payment);

    (ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

    (iii)   To make adjustments in the number and type of Shares of the Company's stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

    (iv)   To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

    (v)    To replace such Award with other rights or property selected by the Administrator; and/or

    (vi)   To provide that the Award cannot vest, be exercised or become payable after such event.

  (c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

    (i)     The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

    (ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

  (d)   Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions immediately prior to the consummation of a Change in Control, pursuant to Section 13.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator's discretion. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service without "cause" (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve

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  (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

  (e)    In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 13.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for such period of time (if any) as may be determined by the Administrator, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

  (f)     For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

  (g)   The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

  (h)    Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and ~~are~~were, when granted, intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A.

  (i)     The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  (j)     In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock

A-24    2020 PROXY STATEMENT

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

  including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3    Approval of Plan by Stockholders.    The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. If the Plan is not approved by the Company's stockholders, (i) it will not become effective, (ii) no Awards shall be granted thereunder, and (iii) the ~~2006~~Existing Plan will continue in full force and effect in accordance with its terms.

13.4    No Stockholders Rights.    Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6    Effect of Plan upon Other Compensation Plans and Awards Under Existing Plan.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association. The adoption of this Plan shall not affect, modify, or terminate any award or grant made under the Existing Plan, including awards granted under the Existing Plan that have terms or conditions inconsistent with the requirements of this Plan.

13.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

RELIANCE STEEL & ALUMINUM CO.    A-25

ANNEX A
RELIANCE STEEL & ALUMINUM CO. SECOND AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

13.9    Governing Law.    The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.

13.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder's consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, "nonqualified deferred compensation" subject to the imposition of taxes, penalties and/or interest under Section 409A.

13.11    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.12    Indemnification.    To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.13    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.14    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

A-26    2020 PROXY STATEMENT

ANNEX B AMENDMENT NO. 1 TO RELIANCE STEEL & ALUMINUM CO. DIRECTORS EQUITY PLAN

[            ], 2020

The Board of Directors of Reliance Steel & Aluminum Co. (the "Company") hereby amends the Reliance Steel & Aluminum Co. Directors Equity Plan, adopted in May 2011 (the "Plan"), as follows, subject to and effective upon shareholder approval:

1.  Section 5(a) of the Plan is hereby deleted in its entirety and replaced with the following:

  (a)  Automatic.    On the close of business of the date of each Annual Meeting of Shareholders, each Non-Employee Director whose term extends beyond the date of the Annual Meeting shall be entitled to and shall be awarded by the Company shares of Restricted Stock valued at approximately $130,000 (or such other amount as determined by the Board and subject to the limitations of the Plan) based on the fair market value of a share calculated in accordance with Section 7(a) below rounded to the nearest whole share. This provision shall be self-executing and shall not require any action of the Board to effectuate the awards.

2.  Section 15 of the Plan is hereby deleted in its entirety and replaced with the following:

    Term.    Unless terminated earlier pursuant to the Plan, the Plan shall expire on, and no further Options shall be granted or Restricted Stock awarded pursuant to the Plan on or after December 31, 2030 (the "Expiration Date").

3.  Except as set forth in this Amendment No. 1, the Plan shall be unaffected hereby and shall remain in full force and effect.

4.  From and after the execution of this Amendment No. 1, any reference to the Plan shall be deemed to be a reference to the Plan as amended by Amendment No. 1.

RELIANCE STEEL & ALUMINUM CO.    B-1

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RELIANCE STEEL & ALUMINUM CO. 350 SOUTH GRAND AVENUE 51ST FLOOR LOS ANGELES, CA 90071 During The Meeting - Go to www.virtualshareholdermeeting.com/RS2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E98996-P37161 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RELIANCE STEEL & ALUMINUM CO. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1. 1. To elect ten directors nominated by the Board of Directors to serve until the 2021 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Sarah J. Anderson For Against Abstain 1b. Lisa L. Baldwin ! ! ! ! ! ! 1i. Andrew G. Sharkey, III 1c. Karen W. Colonias 1j. Douglas W. Stotlar 1d. John G. Figueroa THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3, 4 AND 5 AND "AGAINST" PROPOSAL 6. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1e. David H. Hannah 2. To consider a non-binding, advisory vote to approve the compensation of the Company’s named executive officers. 1f. James D. Hoffman 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020. To approve the amendment and restatement of the Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan. 4. 1g. Mark V. Kaminski 1h. Robert A. McEvoy 5. To approve an amendment to the Reliance Steel & Aluminum Co. Directors Equity Plan. For address changes and/or comments, please check this box and write them on the back where indicated. 6. To consider a stockholder proposal requesting changes to the Reliance Steel & Aluminum Co. proxy access bylaw to remove the size limit on the stockholder nominating group. NOTE: Such other business, if any, as properly comes before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. E98997-P37161 RELIANCE STEEL & ALUMINUM CO. Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 20, 2020 The undersigned hereby constitutes and appoints Karla R. Lewis and William A. Smith II, and each of them, his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Stockholders of RELIANCE STEEL & ALUMINUM CO. to be held at 4:00 p.m. on Wednesday, May 20, 2020, electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2020, and at any adjournments thereof, on all matters coming before said meeting. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in item 1, FOR items 2, 3, 4 and 5 and AGAINST item 6 and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof). The proxyholders cannot vote the shares unless you sign and return this card. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) Address Changes/Comments:

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RELIANCE STEEL & ALUMINUM CO. 350 SOUTH GRAND AVENUE 51ST FLOOR LOS ANGELES, CA 90071 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E98998-P37161 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RELIANCE STEEL & ALUMINUM CO. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1. 1. To elect ten directors nominated by the Board of Directors to serve until the 2021 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Sarah J. Anderson For Against Abstain 1b. Lisa L. Baldwin ! ! ! ! ! ! 1i. Andrew G. Sharkey, III 1c. Karen W. Colonias 1j. Douglas W. Stotlar 1d. John G. Figueroa THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3, 4 AND 5 AND "AGAINST" PROPOSAL 6. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1e. David H. Hannah 2. To consider a non-binding, advisory vote to approve the compensation of the Company’s named executive officers. 1f. James D. Hoffman 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020. To approve the amendment and restatement of the Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan. 4. 1g. Mark V. Kaminski 1h. Robert A. McEvoy 5. To approve an amendment to the Reliance Steel & Aluminum Co. Directors Equity Plan. For address changes and/or comments, please check this box and write them on the back where indicated. 6. To consider a stockholder proposal requesting changes to the Reliance Steel & Aluminum Co. proxy access bylaw to remove the size limit on the stockholder nominating group. NOTE: Such other business, if any, as properly comes before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. E98999-P37161 RELIANCE STEEL & ALUMINUM CO. Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 20, 2020 The undersigned hereby (i) constitutes and appoints, and/or (ii) instructs U.S. Bank, N.A., as trustee of the Employee Stock Ownership Plan, to appoint, and/or (iii) instructs Fidelity Management Trust Company, as trustee of the Reliance Steel & Aluminum Co. Master 401(k) Plan and the Precision Strip Retirement and Savings Plan, to appoint, Karla R. Lewis and William A. Smith II, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of RELIANCE STEEL & ALUMINUM CO. to be held at 4:00 p.m. on Wednesday, May 20, 2020, electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2020, and at any adjournments thereof, on all matters coming before said meeting. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in item 1, FOR items 2, 3, 4 and 5 and AGAINST item 6 and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof). The proxyholders cannot vote the shares unless you sign and return this card. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) Address Changes/Comments: